SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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MEDCATH CORPORATION
(Name of Registrant as Specified In Its Charter)

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MEDCATH CORPORATION
10720 Sikes Place, Suite 300
Charlotte, North Carolina 28277

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held March 4, 2009

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of MedCath Corporation (the “Company”) to be held at the Company’s executive offices, 10720 Sikes Place, Suite 300, Charlotte, North Carolina, on March 4, 2009, 10:00 a.m., Eastern Standard Time, to consider and act upon each of the following matters:

1.	To elect four individuals to the board of directors to serve for a three-year term as a Class II director;

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2009;

3.	To approve an amendment to the MedCath Corporation Outside Directors’ Stock Option Plan;

4.	To transact such other business as may properly come before the meeting and any adjournment thereof.

These items of business are more fully described in the attached proxy statement. Only stockholders of record at the close of business on January 21, 2009, the record date, are entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements of the meeting. A list of those stockholders will be available for inspection at the Company’s principal executive offices during ordinary business hours for the ten-day period prior to the annual meeting.

By Order of the Board of Directors

Blair W. Todt
Vice President, General Counsel and Secretary

Charlotte, North Carolina
January 29, 2009

Whether or not you expect to attend the meeting, it is important that your shares are represented. Please complete, date and sign the enclosed proxy card and mail it promptly in the enclosed envelope in order to assure representation of your shares. No postage need be affixed if the proxy card is mailed in the United States.

MEDCATH CORPORATION

PROXY STATEMENT

FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS
MARCH 4, 2009

MEDCATH CORPORATION

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held on March 4, 2009

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of MedCath Corporation (“MedCath” or the “Company”) for use at the annual meeting of stockholders to be held at the Company’s principal executive offices, 10720 Sikes Place, Suite 300, Charlotte, North Carolina on Wednesday, March 4, 2009, at 10:00 a.m. Eastern Standard Time and at any adjournments or postponements of the meeting. Shareholders may obtain directions to the annual meeting by contacting Blair W. Todt, MedCath’s Secretary, at (704) 708-6600.

The Company’s Annual Report on Form 10-K containing its consolidated financial statements for the fiscal year ended September 30, 2008 is being mailed together with this proxy statement to all stockholders entitled to vote. It is anticipated that this proxy statement and the accompanying appointment of proxy will be mailed to stockholders on or about January 29, 2009.

Proxy Procedures

All proxies will be voted in accordance with the stockholder’s instructions, and if no choice is specified, the enclosed appointment of proxy (or any signed and dated copy thereof) will be used to vote in favor of the director nominees, the ratification of Deloitte & Touche LLP, and the amendment to the MedCath Corporation Outside Directors’ Stock Option Plan. Any appointment of proxy may be revoked by a stockholder at any time before its exercise by: (i) delivering written revocation or a later dated appointment of proxy to the secretary of the Company prior to the annual meeting; or (ii) attending the annual meeting and voting in person.

The board of directors is not aware of any other matter to be presented at the annual meeting. If any other matter upon which a vote may properly be taken should be presented at the annual meeting, shares represented by all proxies received by the board of directors will be voted on that matter in accordance with the judgment of the persons named as proxies.

Record Date

Only stockholders of record as of the close of business on January 21, 2009, the record date fixed by the board of directors for the annual meeting, will be entitled to vote at the annual meeting and at any adjournments or postponements of the meeting. As of January 21, 2009, there were an aggregate of 19,634,519 shares of common stock outstanding and entitled to vote. Each share is entitled to one vote.

Voting Procedures

Quorum Requirements.  The presence, in person or by proxy, of at least a majority of the outstanding shares of common stock entitled to vote at the annual meeting is necessary to establish a quorum for the transaction of business. Shares represented by proxies which contain one or more abstentions or broker-nonvotes will be counted as present for purposes of determining the presence or absence of a quorum for the annual meeting.

Election of Directors.  Directors are elected by a plurality of the votes cast, in person or by proxy, at the annual meeting. The three nominees receiving the highest number of affirmative votes of the shares present or represented and voting on the election of directors at the annual meeting will each be elected for a three-year term. Shares represented by proxies received by the board of directors and not marked to withhold authority to vote for the nominee will be voted for the election of each nominee. If a stockholder properly withholds authority to vote a nominee, the stockholder’s shares will not be counted toward that nominee’s achievement of a plurality.

Other Proposals.  The affirmative vote of the majority of shares present, in person or by proxy, and voting at the annual meeting is required for the ratification of the appointment of the independent registered public accounting firm for the fiscal year ending September 30, 2009 and the approval of the amendment to the MedCath Corporation Outside Directors’ Stock Option Plan. Abstentions and broker non-votes are not considered to have been voted for these proposals and have the practical effect of reducing the number of affirmative votes required to achieve a majority by reducing the total number of shares from which the majority is calculated.

If any other matter not discussed in this proxy statement should be presented at the annual meeting upon which a vote may be properly taken, shares represented by all proxies received by the board of directors will be voted on that matter in accordance with the judgment of the persons named as proxies.

Proxies should be sent to:
American Stock Transfer & Trust Co., LLC
Operations Center — Proxy Dept.
6201 15th Ave
Brooklyn, NY 11219-9821

CORPORATE GOVERNANCE

Meetings and Committees

The board of directors of the Company held four meetings during the fiscal year ended September 30, 2008. The Company has standing audit, compensation, compliance and corporate governance and nominating committees.

McKinnon, Casas, and Queally currently serve as members of the compensation committee. The compensation committee determines the amount and type of compensation paid to senior management, establishes and reviews general policies relating to compensation and benefits of employees, and administers the Company’s stock option and award plans. The compensation committee held four meetings during fiscal 2008. The compensation committee does not operate pursuant to a written charter.

Grossman, McKinnon, McCoy, and Powers currently serve as members of the audit committee. The audit committee oversees the accounting and financial reporting processes of the Company and independent audits of its financial statements. The audit committee held four meetings during fiscal 2008. The audit committee operates pursuant to a written charter, a copy of which is filed as Appendix A.

McCoy, Bailey, Powers and Sokolov currently serve as members of the compliance committee. The compliance committee oversees the implementation of the Company’s compliance program, which seeks to ensure that the Company’s operations at all levels and are conducted in compliance with applicable federal and state laws regarding both public and private healthcare programs. The compliance committee held four meetings during fiscal 2008. The compliance committee does not operate pursuant to a written charter.

McKinnon, McCoy, and Powers currently serve as members of the corporate governance and nominating committee (the “nominating committee”). The board has delegated to the nominating committee the authority to nominate individuals for election to the board and to consider nominations submitted by stockholders who comply with the notice procedures provided under the Company’s bylaws. Nominations may be made by any stockholder who is entitled to vote for the election of the director so nominated. To be considered by the committee, nominations must be received in writing by the secretary of the Company (i) in the case of an annual meeting, not less than 45 days or more than 75 days prior to the first anniversary of the preceding year’s annual meeting, and (ii) in the case of a special meeting at which directors are to be elected, not later than the close of business on the later of 90 days prior to the special meeting or 10 days following the day on which public announcement of the date of the meeting was first made. The notice must include all information relating to the nominee that would be required to be disclosed in solicitations of proxies for election of directors under regulations promulgated by the Securities and Exchange Commission (“SEC”). The notice also must include (A) the name and address, as they appear on the records of the Company, of the stockholder of record submitting the nomination and, if different, the name and address of the beneficial owner on whose behalf the nomination is made and (B) the class and number of shares of the Company which are beneficially owned and owned of record by the stockholder of record and, if applicable, such other beneficial owner. The corporate governance and nominating committee held five meetings during fiscal 2008. The governance and nominating committee operates pursuant to a written charter, a copy of which was filed as Appendix B to our Proxy Statement filed January 26, 2007.

Independent Directors

The board of directors has determined that the following directors are free from any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and, accordingly, are “independent” as such term is defined by the listing standards of the NASDAQ Global Select Market (“NASDAQ”):

Woodrin Grossman
Edward R. Casas
Robert S. McCoy, Jr.
Pamela G. Bailey
John B. McKinnon
Galen D. Powers
Paul B. Queally

During the course of its analysis regarding Mr. Grossman’s independence, the board of directors considered that Mr. Grossman is a retired partner of, and his wife is currently a partner in, PricewaterhouseCoopers, LLP, (“PwC”) that Mr. Grossman receives a pension from PwC, and that PwC has and may continue to perform non-audit related services for the Company.

Code of Ethics for Directors and Financial Professionals

The board of directors has adopted a Code of Ethics for Directors and Financial Professionals (the “Ethics Code”) that meets the criteria for a code of ethics established by regulations promulgated by the SEC. The Ethics Code applies to each of MedCath’s directors including its chairman and its chief executive officer, chief operating officer, chief financial officer, principal accounting officer and controller, treasurer, hospital chief financial officers, operating unit chief executive officers, and any other employee designated by the chief financial officer who has significant responsibility for preparing or overseeing the preparation of MedCath’s financial statements and the other financial data included in MedCath’s periodic reports to the SEC and in other public communications made by MedCath. The Company will provide a copy of the Ethics Code upon request to any person without charge. Such requests should be submitted in writing to the Secretary of the Company. In the event of an amendment to or waiver from a provision of the Ethics Code, the Company intends to post such information on its website at www.medcath.com.

Stockholder Communications and Annual Stockholder Meetings

Stockholders who wish to communicate with directors may do so via the Internet by going to www.medcath.com, clicking on “For Investor,” then “Contact and Info Request,” and then the electronic mail address “IR@medcath.com.” Alternatively, stockholders may mail their communications to the attention of “Investor Relations” at the Company’s principal executive offices. All correspondence to directors received electronically or otherwise will be forwarded by the Company’s investor relations department to individual directors per the stockholder’s instructions or, absent instructions, to the chairman of the board.

The board of directors has not adopted a formal policy regarding director attendance at annual meetings. Nevertheless, all of MedCath’s directors attended last year’s annual meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s certificate of incorporation permits the board to fix the number of directors, provided there are no less than two nor more than twelve directors. The number of directors is currently fixed at ten. The board of directors is divided into three classes, with three directors currently serving in Class I, three directors currently serving in Class II and four directors currently serving in Class III. Each director serves for a three-year term, with one class of directors being elected at each annual meeting. The term of the Class II directors will expire at this annual meeting. All of the nominees are currently directors of the Company. Upon the recommendation of the corporate governance and nominating committee, the board of directors appointed Mr. French as a director in February 2007 and Mr. Grossman as a director in April 2008. Mr. Casey is standing for re-election.

The following table provides information about each director.

			Term
Name	Age	Class	Expires	Business Experience

Robert S. McCoy, Jr.(1)(2)(4)	70	I	2011	Mr. McCoy has been a director since October 2003. Prior to his retirement in August 2003, he served as vice chairman of Wachovia Corporation (“Wachovia”) and co-chaired the effort to integrate Wachovia and First Union Corporation after their merger in September 2001. Prior to the merger, he served as vice chairman and chief financial officer of Wachovia. Mr. McCoy had been with Wachovia since its 1991 acquisition of South Carolina National Corporation, where he served as president. Prior to that, he was a partner with Price Waterhouse (now PricewaterhouseCoopers). Mr. McCoy also serves as a director of Krispy Kreme Doughnuts, Inc.
John B. McKinnon(2)(3)(4)	74	I	2011	Mr. McKinnon has been a director since March 2001. He also served as a director from 1996 until 1998. From 1989 until his retirement in 1995, Mr. McKinnon served as the dean of the Babcock Graduate School of Management at Wake Forest University. From 1986 to 1988, he served as president of Sara Lee Corporation. Mr. McKinnon will be retiring from the board immediately following this annual meeting.
Galen D. Powers(1)(2)(4)	72	I	2011	Mr. Powers has been a director since October 1998. He is the senior founder and served as president of Powers, Pyles, Sutter & Verville P.C., a Washington, D.C. law firm specializing in healthcare and hospital law, from 1983 to 2001. Mr. Powers was the first chief counsel of the federal Health Care Financing Administration (now Centers for Medicare and Medicaid Services) and has served as a director and the president of the American Health Lawyers Association. He serves as a director and chairman of the compliance committee of HMS Holdings, Inc. and as a director of a number of private companies in the healthcare industry.

			Term
Name	Age	Class	Expires	Business Experience

Woodrin Grossman(4)	64	II	2009	Mr. Grossman has been a director since April 2008. Mr. Grossman served as partner and health care practice leader of PricewaterhouseCoopers LLP, before retiring in June 2005 after 37 years with the firm. While with PricewaterhouseCoopers LLP, he also served as the audit partner for audits of Fortune 500 and other companies. Mr. Grossman later served as Senior Vice President-Strategy and Development of Odyssey HealthCare Inc. from January 2006 to December 2007. He currently serves on the board of Kinetic Concepts Inc. and IPC The Hospitalist Company, Inc. Mr. Grossman holds an MBA from the University of Pennsylvania’s Wharton School and a bachelor’s degree in economics from Moravian College.
John T. Casey	63	II	2009	Mr. Casey has served as Chairman of MedCath’s Board of Directors since September 2003 and as a director since May 2000. From September 3, 2003 to February 21, 2006 he also served as President and Chief Executive Officer of MedCath. Mr. Casey continued to be employed by the Company through August 21, 2006, when he became a non-executive Chairman of the Board. From 1997 to 1999, Mr. Casey served as chairman and chief executive officer of Physician Reliance Network, Inc., a publicly traded company that was, prior to its merger with US Oncology, Inc., the largest oncology practice management company in the United States. From 1995 to 1997, Mr. Casey was the chief executive officer of Intecare, LLC, a company formed for the purpose of developing joint venture partnerships with hospitals and integrated healthcare systems. From 1991 to 1995, he served as president and chief operating officer of American Medical International, which, at that time, was the third largest publicly held owner and operator of hospitals in the country. In 1995, American Medical merged with National Medical Enterprises to create Tenet Healthcare Corporation, where Mr. Casey served as vice-chairman until 1997. Mr. Casey also serves as a director of Eclipsys Corp.

			Term
Name	Age	Class	Expires	Business Experience

O. Edwin French	62	II	2009	Mr. French has been director since February 2007. Mr. French, President and Chief Executive Officer joined MedCath in October 2005. Prior to joining MedCath, Mr. French served as President, Acute Care Hospital Division for Universal Health Services, Inc. until his early retirement. Since then, he has been President of French Healthcare Consulting, Inc., a consulting practice specializing in operations improvement and healthcare joint ventures. He also served as President and Chief Operating Officer of Physician Reliance Network from 1997 to 2000, as senior vice president of American Medical International from 1992 to 1995, as Executive Vice President of Samaritan Health Systems of Phoenix from 1991 to 1992 and as Senior Vice President of Methodist Health Systems, Inc. in Memphis from 1985 to 1991. Mr. French is a graduate of Southern Illinois University in Carbondale, Illinois.
Pamela G. Bailey(1)	60	III	2010	Ms. Bailey has been a director since April 2008. Mrs. Bailey is currently the President & CEO of the Grocery Manufacturers Association (GMA), which represents the world’s leading food, beverage and consumer products companies. From 2005 through 2008, she was president and CEO of the Personal Care Products Council. She has served as President and Chief Executive Officer of Advanced Medical Technology Association, a Washington, D.C.-based trade association and the largest medical technology association in the world. In addition, she was founding Chief Executive Officer and President of Healthcare Leadership Council, an association of over 50 health care industry chief executives, and served as President of National Committee for Quality Health Care, a leader and advocate for health care reforms in the national health care debates of the 1990s. She also served in the White House for three United States Presidents: Ronald Reagan, Gerald Ford and Richard Nixon. She also serves as a director of Greatbatch, Inc., a leading developer and manufacturer of critical products used in implantable medical devices.

			Term
Name	Age	Class	Expires	Business Experience

Edward R. Casas(3)	49	III	2010	Dr. Casas has been a director since April 2008. Dr. Casas is currently the managing director, special advisor to the chairman of the board, and head of Navigant Capital Advisors. He currently oversees the Investment Banking, Restructuring, Valuation and Transaction Services practice areas that provide advisory support for Navigant clients. He served as a member of Navigant Consulting, Inc.’s (NYSE: NCI) Senior Management Committee. Previously, he was a founding Member and Senior Managing Director of Casas, Benjamin & While, LLC, a leading boutique mergers, acquisitions, private equity and financial restructuring firm. He also served as President and Chief Executive Officer of PrimeCare International, Inc. and as Vice President, Mergers and Acquisitions, for Caremark International, Inc. He served in the United States Navy, U.S. Marine Corps. as a Flight Surgeon.
Jacque J. Sokolov, MD(1)	54	III	2010	Dr. Sokolov has been a director since March 2004. Since 1998, he has served as the chairman and senior partner of SSB Solutions, a national healthcare management consulting, project development and investment firm. Dr. Sokolov previously served as chairman of Coastal Physician Group, Inc., which later became PhyAmerica Physician Group, Inc., from 1994 until 1997. Dr. Sokolov also serves as a director of Hospira, Inc.
Paul B. Queally(3)	44	III	2010	Mr. Queally has been a director since August 1998. He has been a general partner at Welsh, Carson since January 1996. Prior to joining Welsh, Carson, Mr. Queally was a general partner of the Sprout Group, the private equity group of Credit Suisse First Boston. He also serves as a director of Amcomp, Inc., United Surgical Partners International, Inc. and a number of private companies.

(1)	Indicates a member of the compliance committee.

(2)	Indicates a member of the corporate governance and nominating committee.

(3)	Indicates a member of the compensation committee.

(4)	Indicates a member of the audit committee.

COMPENSATION OF DIRECTORS

Directors are reimbursed for out-of-pocket expenses incurred to attend meetings of the board of directors and for meetings of any committees of the board of directors on which they serve. Non-employee directors receive an annual retainer of $30,000 and a fee of $1,500 per board meeting attended. The chairman of the board of directors receives an additional $25,000 annual retainer. Audit committee members receive a fee of $1,250 per meeting attended. The chairman of the audit committee receives an additional $25,000 annual retainer. Compliance and compensation committee members receive a fee of $625 per meeting attended. The chairman of each the compliance and compensation committee receives an additional $4,000 annual retainer. Governance and special committee members receive a fee of $1,500 per meeting attended. The chairman of a special committee receives a fee of $3,000 per meeting attended and an additional $4,000 annual retainer.

Director compensation was determined based on an independent compensation survey completed by Mercer Human Resource Consulting (Mercer) during fiscal 2006 for fiscal 2007 (2007 Mercer Report). Mercer compared director compensation for our Benchmark Companies (see section below entitled “Peer Group Selection and Benchmarking”) which compares data from the most recent proxy filings. The director pay was evaluated based on three levels of compensation: Audit Committee Chairman and Member of Compliance Committee (Mr. McCoy), Compensation Committee Chairman and member of the Audit Committee (Mr. McKinnon) and the “other directors” who serve on committees but do not chair any committee. The assumptions made to benchmark compensation for directors were as follows: each director attends all board meetings, each committee meets five times, option grants were valued using the Black-Scholes option pricing model and initial equity awards upon election to the board were annualized over a six year period; the average number of years of board service.

The results of the Mercer survey indicated that all of our Board members compensation was positioned below the market median (using fiscal 2006 actual compensation data), with the exception of the chairman retainer premium which fell within the range of peer practices. As a result, the compensation to our Directors was increased during fiscal 2007 to the peer group median for retainers, meeting fees, and long-term incentive compensation. During fiscal 2008 the Compensation Committee, following discussions with the Chief Executive Officer, resolved that the previously determined Board member compensation, as discussed herein for fiscal 2007, remained within the market median. Therefore board compensation for fiscal 2008 remained unchanged.

Directors who are not executive officers of the Company were granted options under the MedCath Corporation Outside Directors’ Stock Option Plan to purchase 8,000 shares of the Company’s common stock upon becoming a director and as of the first day of each fiscal year during which such person serves as a director. These options have an exercise price equal to the fair market value of the Company’s common stock at the date of grant, are exercisable immediately, and expire ten years from the date of grant. The table below reflects the amounts of fees earned or paid in cash and options awarded to each director during the fiscal year ended September 30, 2008.

Director Compensation Table

	Fees Earned
	or Paid	Option	All Other
	in Cash	Awards	Compensation	Total
Name(7)	($)(1)	($)(2)	($)	($)

Pamela G. Bailey(4)	$17,750	$82,204	$—	$99,954
Edward R. Casas(4)	41,250	82,204	—	123,454
Woodrin Grossman(5)	28,000	87,077	—	115,077
John T. Casey(3)	58,500	118,091	—	176,591
Robert S. McCoy, Jr.(3)	83,500	118,091	—	201,591
John B. McKinnon(3)	58,000	118,091	—	176,091
Galen D. Powers(3)	53,500	118,091	—	171,591
Paul B. Queally(3)	35,500	118,091	—	153,591
Jacque J. Sokolov, MD(3)	41,000	118,091	—	159,091
Edward A. Gilhuly(3)(6)	18,000	118,091	—	136,091
Adam H. Clammer(3)(6)	19,250	—	—	19,250

(1)	The amounts shown in this column represent the aggregate amount of all fees earned or paid in cash for services as a director in fiscal year 2008.

(2)	Represents the dollar amount recognized for financial statement purposes with respect to the fiscal year 2008. See Note 15 to MedCath’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the fiscal year ending September 30, 2008 for the valuation assumptions.

(3)	The grant date fair value of these awards, computed in accordance with FAS 123R and based on the common stock closing price of $27.54 as of October 1, 2007 (the grant date), was $118,091 for the 8,000 options granted to director.

(4)	The grant date fair value of these awards, computed in accordance with FAS 123R and based on the common stock closing price of $20.56 as of April 3, 2008 (the grant date), was $82,204 for the 8,000 options granted to director.

(5)	The grant date fair value of this award, computed in accordance with FAS 123R and based on the common stock closing price of $21.75 as of April 14, 2008 (the grant date), was $87,077 for the 8,000 options granted to director.

(6)	Resigned April 2008. In November 2006, Mr. Clammer informed the Company that he would no longer accept option awards for his services as a director.

(7)	The nonemployee directors had the following option awards outstanding as of September 30, 2008.

Outstanding Option
Awards
Pamela G. Bailey	8,000
Edward R. Casas	8,000
Woodrin Grossman	8,000
John T. Casey	11,500
Robert S. McCoy, Jr.	22,000
John B. McKinnon	32,500
Galen D. Powers	36,500
Paul B. Queally	36,500
Jacque J. Sokolov	22,000
Edward A. Gilhuly	—
Adam H. Clammer	—

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The audit committee of the board of directors has selected Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2009. Deloitte & Touche LLP has served as the Company’s independent registered public accounting firm since 2001. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Ratification by the stockholders of the selection of independent registered public accounting firm is not required, but the audit committee believes that it is desirable to submit this matter to the stockholders. If holders of a majority of the common stock present and entitled to vote on the matter do not ratify the selection of Deloitte & Touche LLP at the meeting, the audit committee will investigate the reason for the rejection and reconsider the appointment. In addition, even if the stockholders ratify the appointment of Deloitte & Touche LLP, the audit committee may in its discretion appoint a different independent registered public accounting firm at any time if the audit committee determines that a change is in the best interests of the Company.

Fees and Services

For the fiscal years ended September 30, 2008 and 2007, fees billed for services provided by Deloitte & Touche LLP were as follows:

	2008	2007

Audit Fees
Recurring audit and quarterly reviews(1)	$1,522,500	$1,633,216
Comfort letter and related services	—	35,000
Audit Related Fees	—	—
Tax Fees(2)	283,074	116,575
All Other Fees	—	—

Total	$1,805,574	$1,784,791

(1)	Audit fees also include the audit of the Company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Tax Fees are fees for tax return assistance and preparation, tax examination assistance, and professional services related to tax planning and tax strategy.

The audit committee of the board of directors is responsible for pre-approving all audit and non-audit services provided by the Company’s independent registered public accountants, and approved all of the services provided by Deloitte & Touche LLP in fiscal 2008 and 2007. The chairman of the audit committee may approve non-audit engagements that arise between committee meetings, provided that any such decision is presented to the full committee for ratification at its next scheduled meeting.

Audit Committee Financial Expert

The board of directors has determined Robert S. McCoy, Jr. to be “independent” and an “audit committee financial expert” as defined by regulations promulgated by the SEC.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the audit committee of the board of directors with respect to the Company’s audited financial statements for the fiscal year ended September 30, 2008.

The audit committee is governed by the Amended and Restated Audit Committee Charter adopted by the Company’s board of directors, a copy of which is attached as Appendix A to this Proxy Statement. Each member of the audit committee qualifies as an “independent” director under the applicable listing standards of the NASDAQ and regulations promulgated by the SEC.

The audit committee has reviewed and discussed the Company’s audited financial statements with management. As a part of this oversight, the audit committee reviewed and discussed with management its assessment and report on the effectiveness of the Company’s internal control over financial reporting as of September 30, 2008, which was made using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control — Integrated Framework. The audit committee also reviewed and discussed with Deloitte & Touche LLP its attestation report on the Company’s internal control over financial reporting. These reports are included in the Company’s Annual Report on Form-K for the fiscal year ended September 30, 2008.

The audit committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by the Statement of Auditing Standards No. 61, Communication with Audit Committees as amended and as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T. The audit committee has also received written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the audit committee concerning independence and has discussed these matters with representatives of Deloitte & Touche LLP.

Based upon the review and discussions referred to above, the audit committee recommended to the board of directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008 for filing with the Securities and Exchange Commission.

Respectfully submitted,

Robert S. McCoy, Chairman
Woodrin Grossman
John B. McKinnon
Galen D. Powers

PROPOSAL NO. 3

AMENDMENT TO THE MEDCATH CORPORATION
OUTSIDE DIRECTORS’ STOCK OPTION PLAN

The Board of Directors proposes that stockholders approve the MedCath Corporation Amended and Restated Outside Directors’ Stock Option and Award Plan (the “Director Stock Plan”). The purpose of the amendment and restatement is to add restricted stock and restricted stock units as permissible forms of equity awards to the Company’s non-employee directors. The Director Stock Plan will continue to permit the grant of stock options to the Company’s non-employee directors. The following summarizes the principal features of the Director Stock Plan. This summary is subject to the terms of the Director Stock Plan, a copy of which is included as Appendix B.

Eligibility and Administration

Participation in the Director Stock Plan is limited to members of the board of directors who are not employees of the Company or any subsidiary (“Outside Directors”). Currently, nine members of the Board of Directors are not employed by the Company and would be eligible to participate under the Plan. The Director Stock Plan will be administered by the compensation committee of the board of directors (the “Committee”). The Committee has the authority under the Director Stock Plan to determine the types of awards, select the terms and conditions attached to all awards, and determine the number of shares to be awarded. The Director Stock Plan will expire, and no awards may be granted thereunder, after March 3, 2019.

Forms of Equity-Based Awards Available Under the Director Stock Plan.

Stock Options.  The Committee may grant stock options, which entitle the option holder to purchase a specified number of shares of the Company’s common stock at an exercise price that is not less than the fair market value of the stock on the date that the option is granted. Options granted may be for a term of not more than ten years, will be exercisable during the optionee’s lifetime only by the optionee, are non-transferable during the life of the optionee, and after the optionee’s death are transferable only by will or the laws of descent and distribution.

Under existing tax laws, an Outside Director who is granted an option will not realize any taxable income when the option is granted and the Company will not receive a tax deduction. When a non-qualified stock option is exercised by an Outside Director, the spread between the exercise price and the fair market value of the acquired shares at the time of exercise is ordinary income to the Outside Director, and the Company receives a tax deduction for the same amount at the time of exercise.

Restricted Stock.  The Committee may grant awards of restricted stock which are awards of common stock of the Company subject to such terms, conditions and restrictions as the Committee may provide in the award instruments granting the restricted stock. Conditions attached to the restricted stock may include, but are not limited to, restrictions upon the sale, assignment, transfer or other disposition of the restricted stock and the requirement of forfeitures of the restricted stock upon certain terminations of service. When the period of restriction on restricted stock terminates, the unrestricted shares are delivered to the participant.

A participant who is granted restricted stock generally will realize taxable income on the fair market value of the restricted stock, less any amount paid by the participant, at the time the award is no longer subject to restrictions on transfer or a substantial risk for forfeiture. However, a participant can elect under Section 83(b) of the Internal Revenue Code (the “Code”), within 30 days of receipt of the award, to recognize taxable ordinary income equal to the fair market value of Company common stock, less any amount paid by the participant, on the date of the award. The Company receives a deduction in an amount equal to the ordinary income recognized by the participant in the taxable year in which restrictions lapse (or in the taxable year of the award if, at that time, the participant filed a timely election to accelerate recognition of income under Section 83(b) of the Code).

Restricted Stock Units.  The Committee may grant awards of restricted stock units which units represent the participant’s right to receive shares of Company stock subject to such terms, conditions and restrictions as the Committee may provide in the award instruments granting the restricted stock units. The award agreement will specify whether dividend equivalents on the restricted stock units will be paid in cash or deemed reinvested in additional restricted stock units. Common stock is paid to the participant, or the participant’s beneficiary in case of the participant’s death, in exchange for the participant’s vested restricted stock units as soon as practicable following the participant’s termination of service or death.

A participant who is granted restricted stock units will not realize any taxable income when the restricted stock units are granted and the Company will not receive a tax deduction at that time. A participant will realize taxable income on the fair market value of unrestricted common shares paid in exchange for the participant’s vested restricted stock units on the date such shares are transferred to the participant. The Company receives a deduction in an amount equal to the taxable income recognized by the participant.

Share Authorization

A total of 550,000 shares of stock have been reserved for issuance under the Director Stock Plan. The Company has previously issued 52,000 shares pursuant to the exercise of stock options previously granted under the Director Stock Plan and 257,000 previously granted stock options are currently outstanding under the Director Stock Plan. Therefore, as of the date of this proxy statement 241,000 shares are available for future awards under the Director Stock Plan.

Market Value of Company Stock

As of January 21, 2009, the closing price for the Company’s common stock was $8.09 per share.

Capitalization Changes

In the event of any changes in the capitalization of the Company affecting the stock of the Company such as a reorganization, recapitalization, stock split, stock dividend, exchange of stock, combination of stock, merger or consolidation or in the event of a sale by the Company of all or a significant part of its assets, or any distribution to its stockholders other than a normal cash dividend, the Committee will make appropriate adjustment in the number, kind, price and value of shares of common stock authorized under the Director Stock Plan and any adjustments to outstanding awards under the Director Stock Plan as it determines appropriate so as to prevent dilution or enlargement of rights.

Amendment and Termination

The board of directors may at any time amend or terminate, in whole or in part, any of the terms and provisions of the Director Stock Plan and any award agreements under the Director Stock Plan to the extent permitted by law for whatever reason(s) the Company may deem appropriate; provided, however, that the board of directors may not, without further approval by the stockholders of the Company, materially increase the aggregate number of shares of stock that may be issued under the Director Stock Plan (other than in response to a change in capitalization), materially expand the class of individuals eligible to become participant’s under the Director Stock Plan, materially extend the terms of the Director Stock Plan, permit repricing (or decrease in exercise price) of outstanding options, reduce the price at which shares or options to purchase shares may be offered or otherwise make any “material amendment” as determined pursuant to NASDAQ rules.

The board of directors recommends a vote for approval of the amendment to the Amended and Restated MedCath Corporation Outside Directors’ Stock Option Plan. Unless otherwise specified, proxies will be voted for the Director Stock Plan. The proposal will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information concerning the beneficial ownership of the shares of MedCath common stock outstanding as of January 21, 2009 for:

•	each person who is known to be the beneficial owner of more than five percent of the outstanding shares of MedCath’s common stock,

•	each Named Executive Officer of the Company listed on the summary compensation table that appears elsewhere in this proxy statement,

•	each director and nominee for director of the Company, and

•	MedCath’s current executive officers and directors as a group.

Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power over securities. Except as indicated in the footnotes to this table, MedCath believes each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. Shares of common stock subject to options that are exercisable within 60 days of January 21, 2009 are considered outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of another person.

		Percentage of
		Common
	Number of Share	Stock
Name of Beneficial Owner	Beneficially Owned(1)	Outstanding

Nierenberg Investment Management Company, Inc. (and related persons)(4)	3,010,711	15.3
MedCath 1998 LLC(2)	1,968,522	10.0
Paul B. Queally(3)	1,688,352	8.5
Welsh, Carson, Anderson & Stowe VII, L.P.(3)	1,643,852	8.4
Dimensional Fund Advisors LP(5)	1,626,272	8.4
WS Capital LLC (and related persons)(8)	1,406,417	7.2
The Vanguard Group, Inc.(7)	1,319,563	6.7
Barclays Global Investors, NA (and related persons)(6)	1,240,548	6.3
O. Edwin French	589,000	3.0
James E. Harris	188,059	1.0
Jeffrey L. Hinton	110,000	*
James A. Parker	86,032	*
John B. McKinnon	80,500	*
Galen D. Powers	44,500	*
John T. Casey	34,000	*
Jacque J. Sokolov, MD	33,000	*
Joan McCanless	32,354	*
Robert S. McCoy, Jr.	30,000	*
Blair W. Todt	30,000	*
Pamela G. Bailey	16,000	*
Edward R. Casas	16,000	*
Woodrin Grossman	16,000	*
Phillip J. Mazzuca	—	*
Directors and executive officers, as a group (14 persons)	2,805,738	14.3

*	Indicates less than one percent ownership.

(1)	The following shares of common stock subject to options are currently exercisable or exercisable within 60 days of January 21, 2009: Paul B. Queally, 44,500; O. Edwin French, 570,000; James A. Parker, 77,500; Joan McCanless, 16,000; Galen Powers, 44,500; John B. McKinnon, 40,500; Robert S. McCoy, Jr., 30,000; Jacque J. Sokolov, MD, 30,000, John T. Casey, 19,500; Pamela G. Bailey, 16,000; Edward R. Casas, 16,000; Woodrin Grossman, 16,000; Jeffrey L, Hinton, 100,000, and Blair W. Todt, 30,000.

(2)	MedCath 1998 LLC is a limited liability company of which KKR 1996 Fund, L.P. is the managing member. KKR 1996 GP L.L.C. is the sole general partner of KKR Associates 1996, L.P., which is the sole general partner of KKR 1996 Fund, L.P. Henry R. Kravis, George R. Roberts, Perry Golkin, Paul E. Raether, Michael W. Michelson, James H. Greene, Todd A. Fisher, Johannes P. Huth and Alexander Navab are the members of KKR 1996 GP LLC. Messrs Kravis and Roberts constitute the executive committee of KKR 1996 GP LLC. Each of the individuals who are the members of KKR 1996 GP L.L.C. may be deemed to share beneficial ownership of any shares beneficially owned by KKR 1996 GP L.L.C. Each of such individuals disclaims beneficial ownership of such shares. The address of each such entity and person is c/o Kohlberg Kravis Roberts & Co., 2800 Sand Hill Road, Suite 200, Menlo Park, California 94025. The Schedule 13G/A filed by this stockholder on February 14, 2008 indicates that this stockholder, in its capacity as investment advisor, may be deemed to have sole voting and dispositive power over 1,968,522 shares.

(3)	Mr. Queally is the general partner of the sole general partner of Welsh, Carson, Anderson & Stowe VII, L.P. and may be deemed to beneficially own all of the shares of common stock owned by that entity. Their address is 320 Park Avenue, Suite 2500, New York, NY 10022-6815. The Schedule 13G filed by this stockholder on January 22, 2008 indicates that Welsh, Carson, Anderson & Stowe VII, L.P. and WCAS Healthcare Partners, L.P. have sole voting and disposition power over 1,626,968 and 16,884 shares respectively.

(4)	Share number based on the Form 4 filed by Nierenberg Investment Management Co (and related persons) on September 2, 2008. The address of this stockholder is 19605 N.E. 8th Street, Camas, Washington 98607. The Schedule 13D filed by this stockholder (and related persons) on May 13, 2008 indicates that this stockholder (and related persons) may be deemed to have shared voting and dispositive power over 2,934,511 shares.

(5)	The address of this stockholder is 1299 Ocean Ave. 11th Floor, Santa Monica, California 90401. The Schedule 13G filed by this stockholder on February 6, 2008 indicates that this stockholder, in its capacity as investment advisor, may be deemed to have sole voting and dispositive power over 1,626,272 shares.

(6)	The address of this stockholder is Apianstrasse 6, D-85774, Unterfohring, Germany. The Schedule 13G filed by this stockholder (and related persons) on January 10, 2008 indicates that Barclays Global Investors, N.A. has sole voting power over 833,074 shares and sole dispositive power over 870,169 shares, that Barclays Global Fund Advisors has sole voting power over 243,109 shares and sole dispositive power over 356,430 shares and that Barclays Global Investors, Ltd. has sole dispositive power over 13,949 shares.

(7)	The address of this stockholder is 100 Vanguard Blvd, Malvern, PA 19355. The Schedule 13G filed by this stockholder on February 13, 2008 indicates that this stockholder may be deemed to have sole voting power over 13,700 shares and sole dispositive power over 1,319,563 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of, and directs the voting of, 36,660 shares as a result of its serving as investment manager of collective trust accounts.

(8)	The address of this stockholder is 500 West Putnam Avenue, Suite 360, Greenwich, Connecticut (CT), 06830. The Schedule 13G filed by this stockholder (and related persons) on April 21, 2008 indicates that WSC Management, L.P., WS Capital, L.L.C. and Messrs. Reid S. Walker and G. Stacy Smith possess shared voting power to vote and dispose of 1,220,817 shares and WS Ventures Management, L.P. and WSV Management, L.L.C. and Messrs. Reid S. Walker, Patrick P. Walker and G. Stacy Smith possess shared power to vote and dispose of an additional 185,600 shares.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Information about the Executive Officers

Our executive officers, who serve at the discretion of the board of directors, are as follows:

Name	Age	Position

O. Edwin French	62	President and Chief Executive Officer
Jeffrey L. Hinton	45	Executive Vice President and Chief Financial Officer
James A. Parker	44	Senior Vice President, Finance and Development
Joan McCanless	56	Senior Vice President and Chief Clinical and Compliance Officer
Blair W. Todt	41	Vice President, General Counsel and Secretary

O. Edwin French has served as MedCath’s President and Chief Executive Officer since February 2006. Mr. French served as MedCath’s Interim Chief Operating Officer from October 2005 to February 2006. Prior to joining MedCath, Mr. French served as president of the Acute Care Hospital Division of Universal Health Services, Inc. until his early retirement in 2005. Since then, he has served as president of French Healthcare Consulting, Inc., a consulting firm specializing in operations improvement and joint ventures. He also served as president and chief operating officer of Physician Reliance Network from 1997 to 2000, as senior vice president for healthcare companies of American Medical from 1992 to 1995, as executive vice president of Samaritan Health Systems of Phoenix (Samaritan) from 1991 to 1992 and as senior vice president of Methodist Health Systems, Inc. (Methodist) in Memphis from 1985 to 1991. Both Samaritan and Methodist are large not-for-profit hospital systems. Mr. French received his undergraduate degree in occupational education from Southern Illinois University.

Jeffrey L. Hinton joined MedCath in June 2008. Prior to joining MedCath, Mr. Hinton served as the senior vice president and chief financial officer for Matria Healthcare, a $350 million public company that provided disease management and wellness services, from March 2006 until its successful merger with

Inverness Medical Innovations, Inc. in May 2008. Prior to joining Matria Healthcare, Mr. Hinton served as vice president, internal controls for the new management team of HealthSouth, at that time a $3.7 billion public company operating inpatient rehabilitation hospitals and ambulatory surgery centers, and providing outpatient physical therapy and diagnostic services. Mr. Hinton also has served as chief financial officer with various public and private companies, including an ambulatory surgery center and specialty hospital company. Mr. Hinton earned his M.B.A from Vanderbilt University and his B.S. from David Lipscomb University. He started his career as a practicing CPA with the Nashville office of Ernst & Young where he primarily served on the HCA engagement team.

James A. Parker joined MedCath in March 2001. Prior to MedCath, Mr. Parker served in various positions with Bank of America. His tenure at Bank of America began in 1987 and culminated in his position as a high yield bond research analyst with responsibility for coverage of the health care industry at Banc of America Securities. Mr. Parker received his bachelor’s degree from the University of Georgia and his master’s degree in business administration from Wake Forest University’s Babcock School of Management.

Joan McCanless has served as MedCath’s Senior Vice President and Chief Clinical and Compliance Officer since May 2006. From 1996 to May 2006, she served as Senior Vice President of Risk Management and Decision Support. From 1993 to 1996, Ms. McCanless served as a principal of Decision Support Systems, Inc., a healthcare software and consulting firm that she co-founded. Prior to that, she was employed at the Charlotte Mecklenburg Hospital Authority where she served as vice president of administration, a department director, head nurse and staff nurse. Ms. McCanless received her undergraduate degree in nursing from the University of North Carolina at Charlotte.

Blair W. Todt joined MedCath in February 2007. Before joining MedCath, Mr. Todt had been Associate General Counsel at BearingPoint, Inc., a management and technology consulting firm, providing counsel related to regulatory compliance, direction of responses to government inquiries, litigation management, and engagement review. In addition, Mr. Todt participated in the formation of BearingPoint’s Office of Chief Compliance Officer, including creation and implementation of regulatory, ethics, privacy, and human resources training programs worldwide. Prior to joining BearingPoint, Mr. Todt was a partner in the law firm of Carter, Conboy, Case, Blackmore, Maloney, & Laird, representing, among others, institutional and individual healthcare providers in all areas of healthcare law and litigation. Mr. Todt graduated from George Washington University and Brooklyn Law School.

The following table summarizes the Company’s equity compensation plans as of September 30, 2008:

Number of Securities
	Number of Securities to	Weighted Average	Remaining Available for Future
	be Issued Upon Exercise	Exercise Price of	Issuance Under Equity
Plan Category	of Outstanding Options	Outstanding Options	Compensation Plans

Equity Compensation Plans Approved	1,900,819	$21.96	3,399,181
Equity Compensation Plans Not Approved	—	$—	—

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

The Company’s executive compensation program is administered by the compensation committee of the board of directors. The compensation committee has structured the Company’s compensation program with a view toward ensuring the financial strength of the Company, encouraging high levels of growth, and maximizing long-term stockholder value. The compensation program is designed to provide meaningful incentives for the attainment of specific financial objectives and rewards those executive officers who make substantial contributions to the attainment of those objectives, and to link executive officer compensation with performance. The goal of the compensation committee is to establish compensation levels that will enable the Company to attract, motivate, reward, and retain qualified executives and provide compensation to executives that is externally competitive, internally equitable and performance based. Because total compensation under the program is reflective of Company and individual performance, compensation earned by some or all of our executive officers in a fiscal year may be above market for exceptional business performance. The program is designed to focus and direct the energies and efforts of key executives toward achieving specific Company, divisional, and strategic objectives. The program has three principal components: base salary, annual cash incentive compensation, and long-term equity incentive compensation. In addition, executive officers may elect to participate in the Company’s tax-deferred savings plan and other benefit plans generally available to all employees. The compensation committee typically reviews and adjusts executive officer compensation in the first fiscal quarter of each fiscal year.

Compensation Process, Peer Group Selection and Benchmarking

Compensation Process

General

Our Board has delegated to our compensation committee primary authority to determine executive compensation. The compensation committee seeks input on executive compensation from our Chief Executive Officer (except with respect to his own compensation). The Company has routinely engaged an independent compensation consultant, Mercer, to prepare an executive compensation report that addresses base salaries and other compensation benchmarks for MedCath’s executive officers based on comparisons to peer group companies that are listed below (“Benchmark Companies”).

The Company, at the direction of the compensation committee, engaged Mercer to compile an executive compensation report and compensation benchmarks for the executive officers, including our Named Executive Officers, at the time of the study (“2007 Mercer Report”). The Chief Executive Officer and Mercer used the compensation benchmarks to develop recommendations regarding base salaries, annual cash incentive compensation and long-term equity incentive compensation for the Company’s executive officers (other than the Chief Executive Officer). These recommendations were discussed with and reviewed in detail by the compensation committee Chairman before being presented to the entire compensation committee. Base salaries, annual cash incentive compensation and long-term equity incentive compensation, including performance targets for incentive based compensation, for each of the executive officers (other than the Chief Executive Officer), for the 2008 fiscal year were subsequently considered and discussed in detail by the entire board of directors. Following this review with the entire board of directors, the compensation committee approved performance targets for incentive based compensation and other compensation for executive officers for the 2008 fiscal year, including three percent raises in base salary for the executive officers.

When practicable, the Compensation Committee bases compensation for executive officers hired subsequent to the completion of an annual compensation report on information in the most recent compensation report for executive officers performing similar functions at Benchmark Companies. The Compensation Committee in its discretion may also obtain additional compensation data from independent or internal sources when establishing executive officer compensation.

Chief Executive Officer

Simultaneously with its discussion and review of other executive officer compensation, the compensation committee reviewed the conclusions in the 2007 Mercer Report regarding chief executive officers and discussed the base salary, annual cash incentive compensation and long-term equity incentive compensation of our CEO, O. Edwin French. The compensation committee subsequently reviewed and discussed in detail its determinations with the full board of directors and, following that review, the compensation committee approved performance targets for incentive compensation and other compensation for Mr. French for the 2008 fiscal year, including a four percent raise in his base salary. Mr. French’s target total compensation was established at approximately the 50th percentile of the Benchmark Companies.

Peer Group Selection and Benchmarking

To assist the compensation committee in assessing appropriate levels of compensation for all our executive officers, the 2007 Mercer Report contained a compensation survey that identified and analyzed compensation awarded to executive officers at a group of Benchmark Companies. The Benchmark Companies were the following:

•	Psychiatric Solutions, Inc.

•	National Healthcare Corp.

•	Hanger Orthopedic Group

•	Pediatrix Medical Group, Inc.

•	Lifepoint Hospitals, Inc.

•	Apria Healthcare Group, Inc.

•	Five Star Quality Care, Inc.

•	Lincare Holdings, Inc.

•	United Surgical Partners International

•	Vanguard Health Systems, Inc.

•	US Oncology, Inc.

The compensation committee compared each executive officer’s base, annual incentive compensation and long-term incentive compensation (“Total Direct Compensation”) to those components awarded to similar positions at the Benchmark Companies as available in proxy statements and identified in the compensation survey. The committee used the surveys for guidance only and did not apply them rigidly.

Elements of Compensation and How Each Element is Chosen

Each of the components of compensation is discussed in more detail below. While considering each component of compensation, the compensation committee is relatively more focused on each executive officer’s Total Direct Compensation, rather than the individual components that make up an individual officer’s Total Direct Compensation.

Base Salaries

The initial base salaries for executive officers, including the Chief Executive Officer, were fixed pursuant to written employment agreements. Annual adjustments in the base salaries of all executive officers are determined by the compensation committee through a subjective review of the officer’s performance based upon the compensation process outlined above under the section entitled “Compensation Process.”

Changes in base salary impact target and actual annual incentive cash payouts as those are based on a percentage of base salary. Base salaries are generally set at the median of Benchmark Companies but may be impacted by exceptional performance.

Annual Incentive Compensation

To reward superior performance and contributions made by executive officers, the Company awards annual performance-based cash bonuses based on the achievement of specific performance-based financial and operational goals. The financial and operational goals may vary for each individual officer depending on his or her individual role within the Company. The maximum amount of annual cash bonus for each executive officer is determined at the beginning of each fiscal year and is expressed as a percentage of annual base salary. Individual bonus incentive awards are determined at the end of the fiscal year based upon achievement of the specified performance-based financial and operational goals.

During November 2007, the compensation committee approved the terms of our fiscal 2008 Executive Bonus Plan (the “Bonus Plan”). The target bonuses established were 75% of base salary for Mr. French and 50% of base salary for Messrs. Parker, Harris and Mazucca and Ms. McCanless. The performance of executive officers was to be measured against the Company’s adjusted earnings before income tax, depreciation, amortization and pre-opening expenses (“EBITDAP”) targets less net cash interest expense in accordance with the operating plan for fiscal 2008 approved by the Board of Directors. The adjustments to Adjusted EBITDAP are for items, positive or negative, as determined by the compensation committee as non-recurring events that occurred during the year but were not directly attributable to the successful on-going management of the Company. Achievement of the target represents a performance score of 100%. If the Company achieved target adjusted EBITDAP under the Bonus Plan, the bonus payable would be 100% of such officer’s target bonus. Any increase above or decrease below the target measure results in an increase or decrease, as applicable, in the performance score. In no event will the total bonus payable to an executive officer under the Bonus Plan exceed 200% of such officer’s target bonus. No bonus will be paid if the percentage of actual Adjusted EBITDAP to target Adjusted EBITDAP falls below 90%. A portion of this bonus is awarded subject to the achievement of certain individual goals as approved by the compensation committee for each of the executive officers. Achievement of these goals qualifies the individual named executive officer to be eligible for the full formulaic payout. The Company did not achieve an actual Adjusted EBITDAP at or above 90% of the targeted adjusted EBITDAP for fiscal 2008, which resulted in no annual cash incentive compensation for fiscal 2008.

Equity Compensation Awards

Stock Options

Pursuant to the Company’s 1998 and 2006 Stock Option Plans for Key Employees, the Company may award its executive officers and key employees incentive stock options and nonqualified stock options. Under the plans, the compensation committee may grant option awards and determine the exercise period, exercise price, and such other conditions and restrictions as it deems appropriate for each grant.

In September 2005, the compensation committee approved a plan to accelerate the vesting of substantially all unvested stock options previously awarded to employees. The accelerated vesting of options was effective as of September 30, 2005 and was conditioned upon an optionee entering into a sale restriction agreement (the “Restriction Agreement”) which provides that if the optionee exercises a stock option prior to its originally scheduled vesting date while employed by the Company, the optionee will be prohibited from selling the shares of stock acquired upon exercise of the option until the date the option would have become vested had it not been accelerated. The Restriction Agreement also provides that if an optionee exercises an option prior to its originally scheduled vesting date and is no longer employed by the Company, the optionee will be prohibited from selling the stock acquired upon exercise of the option for the longer of three years from the option exercise date or the originally scheduled vesting date.

We believe that employee equity ownership provides executive officers with significant additional motivation to maximize value for our shareholders. Because stock options are granted with an exercise price equal to the prevailing closing market price on the grant date (“Exercise Price”), stock options will only have value if our stock price increases over the Exercise Price. Thus, we believe that stock options are a critical component to our compensation program as they serve to align the interests of executive officers closely with other shareholders because of the direct benefit executive officers receive through improved stock performance.

Generally, the size of stock option awards made pursuant to the plans is determined in light of the relative responsibilities of the executive officer, his or her historical and/or expected contributions to us, as well as recruitment and retention considerations. The Company does not have a policy regarding how often stock option awards are granted to executive officers. Awards are taken into consideration when the compensation committee evaluates the total compensation for each executive officer and grants awards in its discretion.

Restricted Stock

In addition to having stockholder value and retention characteristics similar to those associated with stock options, we believe that awards or grants of restricted stock units are appropriate when an executive or other officer has demonstrated a high level of performance or when retention concerns might exist.

The determination of the size of a restricted stock award for an individual officer is based on the particular officer’s responsibilities and expected contribution, as well as a determination of the compensation committee, with input from the Chief Executive Officer, as to the best motivator for that particular executive. A particular restricted stock award may be either performance based, where the granting of such award is contingent upon certain performance goals being met, or may vest based only upon the passage of time.

The timing of restricted stock requests, awards, grants, and subsequent committee approvals is identical to that which applies to stock options.

Award Granting Procedures

MedCath has adopted and established certain stock incentive plans (the “Plans”) to attract and retain employees of outstanding competence and to encourage and enable such employees to obtain a financial interest in the Corporation. MedCath has adopted the following policy as it relates to the awarding of stock options under the Plans.

The Plans are administered by the compensation committee of the board of directors of MedCath (the “Committee”). The Committee has all of the powers necessary to enable it to properly carry out its duties under the Plans. The Committee has the power to construe and interpret the Plans. The Committee may appoint such agents, who need not be members of the Committee, as it may deem necessary for the effective performance of its duties, and may delegate to such agents such powers and duties as the Committee may deem expedient or appropriate that are not inconsistent with the intent of the Plans to the fullest extent permitted under the law. The decision of the Committee or any agent of the Committee upon all matters within the scope of its authority shall be final and conclusive on all persons.

All awards of stock options (and or restricted stock, if and as applicable) may be granted to any employee (designated as a participant under the terms and conditions of the Plans) by the Committee, in its sole discretion. The Committee shall determine which employees shall be participants, the type of award to be made to each participant, and the terms, conditions, and limitations applicable to each award not inconsistent with the Plans. The Committee may grant awards singly, in tandem, or in combination with other awards, as the Committee may, in its sole discretion, determine.

The maximum number of shares of stock with respect to which awards may be granted to any employee during a fiscal year of the Company is 500,000 shares. Awards of stock options may include incentive stock options, non-qualified stock options, restricted stock or any combination thereof and all options are immediately vested subject to applicable stock sale restrictions.

All grants of any type to the Company’s Chief Executive Officer must finally be approved by the board of directors.

Change in Control and Severance Agreements

Our executive officers are employed pursuant to the terms of written employment agreements. Nevertheless, from time to time, we implement plans or enter into agreements that would provide certain benefits payable to certain employees, including in some cases certain executive officers, in connection with the termination of employment, a change in control of the Company or other situations. The compensation committee considers such plans, agreements and benefits in order to be competitive in the hiring and retention of employees, including executive officers, in comparison with comparable companies with which we compete for talent. In addition, these benefits are intended to retain our officers during the pendency of a proposed change in control transaction and align the interests of our officers with our stockholders in the event of a change in control. We believe that proposed or actual change in control transactions can adversely impact the morale of officers and create uncertainty regarding their continued employment. Without these benefits, officers may be tempted to leave MedCath prior to the closing of the change in control, especially if they do not wish to remain with the entity after the transaction closes, and any such departures could jeopardize the consummation of the transaction or our interests if the transaction does not close and we remain independent. The compensation committee believes that these benefits therefore serve to enhance stockholder value in the transaction, and align the officers’ interest with those of our stockholders in change in control transactions.

The potential payments that each of the named executive officers would have received if a change in control or termination of employment would have occurred on September 30, 2008 are set forth under the section titled “Executive Employment Agreements” and “Potential Payments upon Termination or Change in Control” elsewhere in this proxy statement.

Other Benefits

We provide other customary benefits that are comprehensive and apply uniformly to all of our employees, including our executive officers. The purpose of this element of compensation is to provide assurance of financial support in the event of illness or injury and encourage retirement savings.

Our employee benefits program includes medical, dental, prescription drug, Medical Flexible Spending contribution, vision care, disability insurance, life insurance benefits, business travel insurance, 401(k) savings plan with employer match, educational assistance, gymnasium dues, employee assistance program and holidays, and a vacation allowance. We believe that these benefits are standard for executive officers at comparable companies with whom we compete for personnel.

Deferred Compensation Programs

We do not maintain any non-qualified deferred compensation programs for our executive officers or any supplemental executive retirement plans. We believe that the equity award component of each executive officer’s total direct compensation should serve as a major source of wealth creation, including the accumulation of substantial resources to fund the executive officer’s retirement years.

Tax Considerations

Under federal income tax law, a public company may not deduct non-performance based compensation in excess of $1.0 million paid to its chief executive officer or any of its four highest paid other executive officers. No executive officer of the Company received in fiscal 2008 non-performance based compensation in excess of this limit. The compensation committee currently intends to continue to manage the Company’s executive compensation program in a manner that will maximize federal income tax deductions. However, the compensation committee may from time to time exercise its discretion to award compensation that may not be deductible under Section 162(m) of the Code when in its judgment such award would be in the interests of the Company.

Executive Employment Agreements

O. Edwin French.  MedCath entered into an employment agreement with Mr. French, our President and Chief Executive Officer, on February 21, 2006. The agreement provides for an initial three-year term that is automatically renewed for successive one year terms unless either party provides notice of non-renewal at least 90 days prior to the end of the initial or any renewal term. Mr. French’s base salary will be adjusted annually at the discretion of the board of directors, but in no event may his base salary be reduced nor be less than the median base salary for a comparable position at corporations of similar size and character as the Company.

The agreement provides that Mr. French will participate in an annual bonus plan that will establish a target annual bonus opportunity equal to 75% of his base salary for the year. The terms and provisions of the bonus plan, including the performance goals and the threshold performance levels that must be met for payment of a bonus may established each year by the compensation committee (see above section entitled “Process”). The agreement further provides for him to participate in any other compensation plan or program maintained by the Company for senior executives as well as all employee fringe benefit, pension and welfare benefit programs which the Company makes available to senior executives.

Upon the termination of employment of Mr. French by the Company without cause (other than as a result of death or disability which are addressed below), or upon a voluntary termination by the executive for good reason by giving six months advance notice, the agreement provides for the following payments and benefits:

•	an amount equal to the sum of two times his annual base salary and one times his target annual bonus;

•	earned but unpaid salary (including any awarded but unpaid bonus payment);

•	unreimbursed business expenses; and

•	continued coverage under the Company’s group medical insurance plan for a period ending on the earlier of (A) the date Mr. French becomes covered under comparable plans of a new employer or (B) eligibility of Medicare benefits.

Upon termination by the Company with cause, or by Mr. French without good reason, the agreement provides for the following payments:

•	earned but unpaid salary (including any awarded but unpaid bonus payment); and

•	unreimbursed business expenses.

Upon termination of employment because of a total and permanent disability, Mr. French will receive any amounts due under the terms of any disability insurance policy which the Company maintains for him, a pro rata portion of the target bonus (if any) for the fiscal year in which the disability occurs, any earned but unpaid salary (including any awarded but unpaid bonus payment), and any unreimbursed business expenses.

Upon termination of employment because of death, Mr. French’s estate or designated beneficiaries will receive any death benefits provided under any plans the Company maintains for him, a pro rata portion of the target bonus (if any) for the fiscal year in which the death occurs, any earned but unpaid salary (including any awarded but unpaid bonus payment), and any unreimbursed business expenses.

The agreement contains non-competition and nondisclosure provisions. The nondisclosure provisions provide that Mr. French will not disclose confidential information regarding the Company and its subsidiaries and affiliates at any time following his termination of employment. The non-competition provisions provide that he will not, for a period of one year following the date of termination, compete with the Company by directly or indirectly becoming involved with a competitor of the Company. Furthermore, Mr. French agrees not to solicit employees of the Company for one year following the date of his termination of employment.

Jeffrey L. Hinton.  MedCath entered into an employment agreement with Mr. Hinton, our Executive Vice-President and Chief Financial Officer, on June 21, 2008. The agreement provides for an initial three-year term that is automatically renewed for successive one year terms unless either party provides notice of non-renewal at least 90 days prior to the end of the initial or any renewal term. Mr. Hinton’s initial base salary was $350,000 and will be adjusted annually at the discretion of the board of directors, but in no event will his base salary be reduced nor be less than the median base salary for a comparable position at corporations of similar size and character as the Company.

The agreement provides that Mr. Hinton will participate in an annual bonus plan that will establish a target annual bonus opportunity equal to 50% of his base salary for the year. The terms and provisions of the bonus plan, including the performance goals and the threshold performance levels that must be met for payment of a bonus will be established each year by the compensation committee. The agreement further provides for him to participate in any other compensation plan or program maintained by the Company for senior executives as well as all employee fringe benefit, pension and welfare benefit programs which the Company makes available to senior executives.

Upon the termination of employment of Mr. Hinton by the Company without cause (other than as a result of death or disability which are addressed below), or upon a voluntary termination by the executive for good reason, the agreement provides for the following payments and benefits:

•	an amount equal to (A) one times his annual base salary if termination occurs prior to a change in control or more than 12 months after a change in control or (B) if such termination occurs upon a change in control or at any time within 12 months after a change in control, the sum of two times his annual base salary and one times his target annual bonus;

•	earned but unpaid salary (including any awarded but unpaid bonus payment);

•	unreimbursed business expenses; and

•	continued coverage under the Company’s medical, disability and life insurance plans for a period ending on the earlier of the second anniversary of the date of termination or, if earlier, the date he becomes covered under comparable plans of a new employer.

Upon termination by the Company with cause, or by Mr. Hinton without good reason, the agreement provides for the following payments:

•	earned but unpaid salary (including any awarded but unpaid bonus payment); and

•	unreimbursed business expenses.

Upon termination of employment because of a total and permanent disability, Mr. Hinton will receive any amounts due under the terms of any disability insurance policy which the Company maintains for him, a pro rata portion of the bonus (if any) for the fiscal year in which the disability occurs, any earned but unpaid salary (including any awarded but unpaid bonus payment), any accrued but unused vacation, and any unreimbursed business expenses.

Upon termination of employment because of death, Mr. Hinton’s estate or designated beneficiaries will receive any death benefits provided under any plans the Company maintains for him, a pro rata portion of the bonus (if any) for the fiscal year in which the death occurs, any earned but unpaid salary (including any awarded but unpaid bonus payment), any accrued but unused vacation, and any unreimbursed business expenses.

The agreement contains non-competition and nondisclosure provisions. The nondisclosure provisions provide that Mr. Hinton will not disclose confidential information regarding the Company and its subsidiaries and affiliates at any time following his termination of employment. The non-competition provisions provide that he will not, for a period of one year following the date of termination, compete with the Company by directly or indirectly becoming involved with a competitor of the Company. Furthermore, Mr. Hinton agrees not to solicit employees of the Company for one year following the date of his termination of employment.

Mr. Hinton’s base salary, annual cash incentive compensation and long-term equity incentive compensation for the 2008 fiscal year were established by the compensation committee in consultation with our CEO utilizing the compensation benchmarks, as provided by the 2007 Mercer Report, in establishing Mr. Hinton’s total compensation at the 50th percentile of the Benchmark Companies.

Phillip J. Mazzuca.  MedCath entered into an employment agreement with Mr. Mazzuca, executive vice president and chief operating officer, on March 27, 2006. The agreement provides for an initial three-year term that is automatically renewed for successive one year terms unless either party provides notice of non-renewal at least 90 days prior to the end of the initial or any renewal term.

The agreement provided that Mr. Mazzuca would participate in an annual bonus plan that establishes a target annual bonus opportunity equal to 50% of his base salary for the year. The terms and provisions of the bonus plan, including the performance goals and the threshold performance levels that must be met for payment of a bonus were established each year by the compensation committee. The agreement further provided for him to participate in any other compensation plan or program maintained by the Company for senior executives as well as all employee fringe benefit, pension and welfare benefit programs which the Company makes available to senior executives.

Upon the termination of employment of Mr. Mazzuca by the Company without cause (other than as a result of death or disability which are addressed below), or upon a voluntary termination by the executive for good reason, the agreement provided for the following payments and benefits:

•	an amount equal to the sum of two times his annual base salary and one times his target annual bonus;

•	earned but unpaid salary (including any awarded but unpaid bonus payment);

•	unreimbursed business expenses; and

•	continued coverage under the Company’s group medical insurance plan for a period ending on the earlier of (A) the second anniversary of the date of termination or (B) the date Mr. Mazzuca becomes covered under comparable plans of a new employer.

Upon termination by the Company with cause, or by Mr. Mazzuca without good reason, the agreement provided for the following payments:

•	earned but unpaid salary (including any awarded but unpaid bonus payment); and

•	unreimbursed business expenses.

Upon termination of employment because of a total and permanent disability, Mr. Mazzuca the agreement provided for the payment of any amounts due under the terms of any disability insurance policy which the Company maintained for him, a pro rata portion of the target bonus (if any) for the fiscal year in which the disability occurs, any earned but unpaid salary (including any awarded but unpaid bonus payment), and any unreimbursed business expenses.

Upon termination of employment because of death, Mr. Mazzuca’s estate or designated beneficiaries the agreement provided for payment of any death benefits provided under any plans the Company maintained for him, a pro rata portion of the target bonus (if any) for the fiscal year in which the death occurs, any earned but unpaid salary (including any awarded but unpaid bonus payment), and any unreimbursed business expenses.

The agreement contains non-competition and nondisclosure provisions. The nondisclosure provisions provide that Mr. Mazzuca will not disclose confidential information regarding the Company and its subsidiaries and affiliates at any time following his termination of employment. The non-competition provisions provide that he will not, for a period of one year following the date of termination, compete with the Company by directly or indirectly becoming involved with a competitor of the Company. Furthermore, Mr. Mazzuca agrees not to solicit employees of the Company for one year following the date of his termination of employment.

Mr. Mazucca resigned from the Company in September 2008 and received no additional compensation.

James A. Parker.  MedCath entered into an amended and restated employment agreement dated February 18, 2001 with Mr. Parker, Senior Vice President, Finance and Development, which was amended and effective July 5, 2005.

The agreement provides that Mr. Parker will participate in an annual bonus plan that will establish a target annual bonus opportunity equal to 50% of his base salary for the year. The agreement further provides for him to participate in any other compensation plan or program maintained by the Company for senior executives as well as all employee fringe benefit, pension and welfare benefit programs which the Company makes available to senior executives.

Upon the termination of employment of Mr. Parker by the Company without cause, or upon a voluntary termination by the executive for good reason, the agreement provides for the following payments and benefits:

•	an amount equal to one times his annual base salary if (A) termination occurs prior to a change in control or more than 12 months after a change in control or (B) if such termination occurs upon a change in control or at any time within 12 months after a change in control;

•	earned but unpaid salary (including any awarded but unpaid bonus payment);

•	unreimbursed business expenses; and

•	continued coverage under the Company’s medical, disability and life insurance plans for a period ending the earlier of (A) the first anniversary of the date of termination or (B) the date the executive becomes covered under comparable plans of a new employer.

Upon termination by the Company with cause, the agreement provides for the following payments:

•	earned but unpaid salary (including any awarded but unpaid bonus payment); and

•	unreimbursed business expenses.

The agreement contains non-competition and nondisclosure provisions. The nondisclosure provisions provide that Mr. Parker will not disclose confidential information regarding the Company and its subsidiaries and affiliates at any time following his termination of employment. The non-competition provisions provide that he will not, for a period of one year following the date of termination, compete with the Company by directly or indirectly becoming involved with a competitor of the Company. Furthermore, Mr. Parker agrees not to solicit employees of the Company for one year following the date of his termination of employment.

Joan McCanless.  MedCath entered into an amended and restated employment agreement with Ms. McCanless, Senior Vice President and Chief Clinical and Compliance Officer, on September 30, 2005. The agreement provides for an initial three-year term that is automatically renewed for successive one year terms unless either party provides notice of non-renewal at least 90 days prior to the end of the initial or any renewal term. Ms. McCanless’ base salary will be adjusted annually at the discretion of the board of directors, but in no event will her base salary be reduced nor be less than the median base salary for a comparable position at corporations of similar size and character as the Company.

The agreement provides that Ms. McCanless will participate in an annual bonus plan that will establish a target annual bonus opportunity equal to 50% of her base salary for the year. The terms and provisions of the bonus plan, including the performance goals and the threshold performance levels that must be met for payment of a bonus will be established each year by the compensation committee. The agreement further provides for her to participate in any other compensation plan or program maintained by the Company for senior executives as well as all employee fringe benefit, pension and welfare benefit programs which the Company makes available to senior executives.

Upon the termination of employment of Ms. McCanless by the Company without cause (other than as a result of death or disability which are addressed below), or upon a voluntary termination by the executive for good reason, the agreement provides for the following payments and benefits:

•	an amount equal to (A) one times her annual base salary if termination occurs prior to a change in control or more than 12 months after a change in control or (B) if such termination occurs upon a change in control or at any time within 12 months after a change in control, the sum of two times her annual base salary and one times her target annual bonus;

•	earned but unpaid salary (including any awarded but unpaid bonus payment);

•	unreimbursed business expenses; and

•	continued coverage under the Company’s medical, disability and life insurance plans for a period ending the earlier of (A) the first anniversary of the date of termination or (B) the date the executive becomes covered under comparable plans of a new employer.

Upon termination by the Company with cause, or by Ms. McCanless without good reason, the agreement provides for the following payments:

•	earned but unpaid salary (including any awarded but unpaid bonus payment); and

•	unreimbursed business expenses.

Upon termination of employment because of a total and permanent disability, Ms. McCanless will receive any amounts due under the terms of any disability insurance policy which the Company maintains for her, a pro rata portion of the bonus (if any) for the fiscal year in which the disability occurs, any earned but unpaid salary (including any awarded but unpaid bonus payment), and any unreimbursed business expenses.

Upon termination of employment because of death, Ms. McCanless’ estate or designated beneficiaries will receive any death benefits provided under any plans the Company maintains for her, a pro rata portion of the bonus (if any) for the fiscal year in which the death occurs, any earned but unpaid salary (including any awarded but deferred bonus payment), and any unreimbursed business expenses.

The agreement contains non-competition and nondisclosure provisions. The nondisclosure provisions provide that Ms. McCanless will not disclose confidential information regarding the Company and its subsidiaries and affiliates at any time following her termination of employment. The non-competition provisions provide that she will not, for a period of one year following the date of termination, compete with the Company by directly or indirectly becoming involved with a competitor of the Company. Furthermore, Ms. McCanless agrees not to solicit employees of the Company for one year following the date of her termination of employment.

Summary Compensation Table

The following table sets forth the annual and long-term compensation for the Named Executive Officers during the fiscal years ended September 30, 2008 and 2007:

							Change in
							Pension Value
							and Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation		Total
Name and Principal Position(s)	Year	($)	($)	($)(1)	($)(1)	($)	($)	($)		($)

O. Edwin French	2008	$600,000	$—	$259,716	$805,000	$—	$—	$15,231	(2)	$1,679,947
President,	2007	$575,000	$495,938	$259,716	$—	$—	$—	$2,890	(2)	$1,333,544
Chief Executive Officer (principal executive officer)
Jeffrey L. Hinton	2008	$87,500	$—	$—	$832,000	$—	$—	$23,877	(3)	$943,377
Executive Vice President and Chief Financial Officer (beginning June 2008) (principal financial officer)
James E. Harris	2008	$139,385	$—	$—	$575,000	$—	$—	$6,420	(4)	$720,805
Executive Vice President	2007	$400,000	$230,000	$—	$—	$—	$—	$51,040	(4)	$681,040
and Chief Financial Officer (through January 2008) (former principal financial officer)
Philip J. Mazucca	2008	$438,000	$—	$173,690	$575,000	$—	$—	$20,888	(5)	$1,207,578
Executive Vice President	2007	$425,000	$244,375	$173,690	$—	$—	$—	$588	(5)	$843,653
and Chief Operating Officer (through October 2008)
James A. Parker	2008	$300,000	$—	$90,691	$—	$—	$—	$19,107	(6)	$409,798
Senior Vice President,	2007	$247,200	$142,140	$90,691	$—	$—	$—	$24,973	(6)	$505,004
Finance and Development
Joan McCanless	2008	$239,000	$—	$175,623	$—	$—	$—	$9,459	(7)	$424,082
Senior Vice President and	2007	$232,000	$92,800	$175,623	$—	$—	$—	$19,860	(7)	$520,283
Chief Clinical and Compliance Officer

(1)	Both Stock and Option Awards are valued based on fair value of the entire grant as calculated under Statement of Financial Accounting Standards (“SFAS”) 123R, “Share Based Payment,” on the grant date, disregarding estimates of forfeitures. The Stock Awards vest in various increments as set forth in footnote 2 in the Outstanding Equity Awards at Fiscal Year End table below. The Option Awards vest immediately but are subject to sales restrictions. As a result, this fair value may not be indicative of the ultimate value the executive may receive under this grant. See Note 15 to MedCath’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the fiscal year ending September 30, 2008 for the valuation assumptions.

(2)	The perquisites for O. Edwin French include 401-K matching contributions.

(3)	The perquisites for Jeffery L. Hinton include 401-K matching contributions, gymnasium dues, and relocation expenses.

(4)	The perquisites for James E. Harris include 401-K matching contributions, gymnasium dues, and office expenses.

(5)	The perquisites for Phillip J. Mazzuca include 401-K matching contributions.

(6)	The perquisites for James A. Parker include 401-K matching contributions and gymnasium dues.

(7)	The perquisites for Joan McCanless include 401-K matching contributions.

Grants of Plan Based Awards During 2008

The following table sets forth information regarding all grants of awards made to our named executive officers during fiscal year 2008 under any plan.

		Estimated Possible Payouts			Estimated Possible Payouts
		Under Non-Equity Incentive			Under Equity Incentive
		Plan Awards(1)			Plan Awards
								All Other	All Other		Grant
								Stock	Option		Date
								Awards:	Awards:	Exercise or	Fair
								Number of	Number of	Base Price	Value of
								Shares of	Securities	of Option	Stock/
								Stock or	Underlying	Awards	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	($/Sh)	Awards
Name	Date	($)	($)	($)	(#)	(#)	($)	(#)	(#)	(2)	(5)

O. Edwin French	11/13/2007(3)	$225,000	$450,000	$900,000	—	—	—	—	—	—	—
President, Chief	11/13/2007(4)	—	—	—	—	—	—	—	70,000	$26.50	$805,000
Executive Officer (principal executive officer)
Jeffrey L. Hinton	6/23/2008(4)	—	—	—	—	—	—	—	100,000	$19.33	$832,000
Executive Vice President and Chief Financial Officer (beginning June 2008)
James E. Harris	11/13/2007(3)	$103,000	$206,000	$412,000	—	—	—	—	—	—	—
Executive Vice	11/13/2007(4)	—	—	—	—	—	—	—	50,000	$26.50	$575,000
President and Chief Financial Officer (through January 2008) (former principal financial officer)
Philip J. Mazucca	11/13/2007(3)	$109,500	$219,000	$438,000	—	—	—	—	—	—	—
Executive Vice	11/13/2007(4)	—	—	—	—	—	—	—	50,000	$26.50	$575,000
President and Chief Operating Officer (through October 2008)
James A. Parker	11/13/2007(3)	$63,750	$127,500	$165,750	—	—	—	—	—	—	—
Senior Vice President, Finance and Development
Joan McCanless	11/13/2007(3)	$59,750	$119,500	$119,500	—	—	—	—	—	—	—
Senior Vice President and Chief Clinical and Compliance Officer

(1)	Amounts earned for 2008 are set forth in the Summary Compensation Table.

(2)	In accordance with the terms of the MedCath Corporation 2006 Stock Option and Award Plan, the exercise price is equal to the closing market price of MedCath’s common stock on the grant date.

(3)	Pursuant to Senior Executive Incentive Compensation Plan. Mr. Harris’ potential bonus award was forfeited in connection with the termination of his employment in January 2008.

(4)	Grants issued pursuant to the MedCath Corporation 2006 Stock Option and Award Plan.

(5)	Option awards are valued based on fair value of the entire grant as calculated under Statement of Financial Accounting Standards (“SFAS”) 123R, “Share Based Payment,” on the grant date. The Option Awards vest immediately upon grant. As a result, the fair value may not be indicative of the ultimate value the executive may receive under this grant. See Note 15 to MedCath’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ending September 30, 2008 for the valuation assumptions used in determining the fair value of the awards.

For a description of additional terms of the compensation and grants disclosed in the tables above, see “— Compensation Disclosure and Analysis.”

Outstanding Equity Awards at Fiscal Year End Table

All of the stock options granted vest on the date of grant but contain sales restrictions. The following table sets forth information with respect to options to purchase the Company’s common stock held by to the Named Executive Officers as of September 30, 2008.

		Outstanding Equity Awards at Fiscal Year End
		Options Awards(1)					Stock Awards
										Equity
										Incentive
									Equity	Plan
									Incentive	Awards:
				Equity					Plan Awards:	Market or
				Incentive				Market	Number of	Payout Value
				Plan Awards:			Number of	Value	Unearned	of Unearned
		Number of	Number of	Number of			Shares or	of Shares	Shares, Units	Shares, Units
		Securities	Securities	Securities			Units of	or Units	or Other	or Other
		Underlying	Underlying	Underlying	Option		Stock That	of Stock	Rights That	Rights That
	Award	Unexercised	Unexercised	Unexercised	Exercise	Option	Have Not	That Have	Have Not	Have Not
	Grant	Options (#)	Options (#)	Unearned	Price	Expiration	Vested	Not Vested	Vested	Vested
Name	Date	Exercisable	Unexercisable	Options (#)	($)	Date	(#)	($)(2)	(#)	($)

O. Edwin French	11/1/2005	500,000	—	—	$21.49	2/21/2016	—	—	—	—
President, Chief Executive	3/9/2006	—	—	—	—	—	39,063	$700,009	—	—
Officer (principal executive officer)	11/13/2007	70,000	—	—	$26.50	11/13/2017	—	—	—	—
Jeffrey L. Hinton	6/23/2008	100,000	—	—	$19.33	6/23/2018	—	—	—	—
Executive Vice President and Chief Financial Officer (beginning June 2008)
Philip J. Mazucca	3/9/2006	—	—	—	—	—	32,813	$588,009	—	—
Executive Vice President	3/27/2006	300,000	—	—	$22.50	3/27/2016	—	—	—	—
and Chief Operating Officer (through October 2008)	11/13/2007	50,000	—	—	$26.50	11/13/2017	—	—	—	—
James A. Parker	2/26/2001	20,000	—	—	$19.00	2/26/2011	—	—	—	—
Senior Vice President,	8/11/2004	16,500	—	—	$15.13	8/11/2014	—	—	—	—
Finance and Development	2/16/2005	10,000	—	—	$26.46	2/16/2015	—	—	—	—
	3/9/2006	—	—	—	—	—	12,632	$226,365	—	—
	6/12/2006	31,000	—	—	$14.89	6/12/2016	—	—	—	—
Joan McCanless	12/12/2003	11,600	—	—	$9.95	12/12/2013	—	—	—	—
Senior Vice President and	1/7/2004	4,400	—	—	$10.58	1/7/2014	—	—	—	—
Chief Clinical and	3/9/2006	—	—	—	—	—	24,211	$433,861	—	—
Compliance Officer

(1)	Options vest immediately upon grant but remain subject to sales restrictions.

(2)	Market value based on the September 30, 2008 closing market price of our common stock of $17.92 per share. The unvested stock awards for Mr. Parker and Ms. McCanless vest on December 31, 2008. The unvested stock award for Mr. French vests March 9, 2011 in the following increments: 0% if stock price is less than $20, 40% if stock price is $20-$21, 76.2% if stock price is $21-$22 and 100% if stock price is more than $22. Mr. Mazzuca forfeited his unvested stock award upon the termination of his employment in October 2008.

Option Exercises and Stock Vested Table

The following table sets forth information concerning each exercise of stock options and each vesting of restricted stock and restricted stock units during 2008 for each of the named executive officers on an aggregated basis.

	Option Awards		Stock Awards
	Number		Number
	of Shares	Value	of Shares	Value
	Acquired on	Realized	Acquired	Realized
	Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($) (1)	(#)	($)

O. Edwin French	—	—	—	—
President, Chief Executive Officer
Jeffrey L. Hinton	—	—	—	—
Executive Vice President and Chief Financial Officer (beginning June 2008)
James E. Harris	188,059	$1,050,337	—	—
Former Executive Vice President and Chief Financial Officer (through January 2008)
Philip J. Mazucca	—	—	—	—
Former Executive Vice President and Chief Operating Officer (through October 2008)
James A. Parker	—	—	—	—
Senior Vice President, Finance and Development
Joan McCanless	—	—	—	—
Senior Vice President and Chief Clinical and Compliance Officer

(1)	Represents pretax gain on exercise.

Potential Payments upon Termination or Change-in-Control Table

The Company has entered into certain agreements and maintains certain plans that will require the Company to provide compensation to Named Executive Officers in the event of a termination of employment without cause or a change in control of the Company. The amount of compensation payable to each Named Executive Officer if each situation occurred on September 30, 2008 is listed in the table below.

	Involuntary		Termination		Value		Value
	Termination		Related to		of		of
Name	Without Cause		Change in Control		Stock Options		Stock Awards

O. Edwin French	$1,650,000	(1)	$1,650,000	(1)	$—		$700,009	(4)
President, Chief Executive Officer
Jeffrey L. Hinton	350,000	(2)	875,000	(1)	—		—
Executive Vice President and Chief Financial Officer (beginning June 2008)
Philip J. Mazucca	1,095,000	(1)	1,095,000	(1)	—		588,009	(4)
Former Executive Vice President and Chief Operating Officer (through October 2008)(3)
James A. Parker	300,000	(2)	300,000	(2)	65,565	(4)	226,365	(4)
Senior Vice President, Finance and Development
Joan McCanless	239,000	(2)	597,500	(1)	24,950	(4)	433,861	(4)
Senior Vice President and Chief Clinical and Compliance Officer

(1)	Two times salary plus one times target annual incentive compensation

(2)	One time salary

(3)	No severance was paid to Mr. Mazucca under the criteria above upon the termination of his employment.

(4)	Market value based on September 30, 2008 closing market price of our common stock of $17.92 per share.

Compensation Committee Report

We, the compensation committee of the board of directors of MedCath Corporation, have reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on such review and discussion, we have recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and in MedCath Corporation’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008.

Respectfully submitted,

THE COMPENSATION COMMITTEE

John B. McKinnon,
Chairman
Edward R. Casas
Paul B. Queally

Compensation Committee Interlocks and Insider Participation

In fiscal 2008, the compensation committee of the board of directors was composed of McKinnon, Casa, and Queally. McKinnon, Casas, and Queally are neither employees nor officers of the Company. Mr. Queally is a general partner of Welsh, Carson. See “Certain Transactions” for a discussion of transactions and certain business relationships between the Company, KKR, and Welsh, Carson.

CERTAIN TRANSACTIONS

Stockholders’ Agreements

The Company has a stockholders’ agreement with the investment partnerships sponsored by KKR and Welsh Carson, and individuals affiliated with their sponsors which own 10.0% and 8.3% respectively, of MedCath’s outstanding common stock. The stockholders’ agreement, which governs the voting and certain other rights and obligations of these stockholders, provides that each party to the agreement will be entitled to designate a specified number of persons for election to MedCath’s board of directors and obligates the other parties to the agreement to vote their shares in favor of those designees.

Under the stockholders’ agreement, the affiliates of KKR and Welsh, Carson are each entitled to designate two directors. The number of directors that each of these affiliates is entitled to designate under the stockholders’ agreement decreases as their percentage ownership of MedCath’s common stock decreases. The affiliates of KKR and of Welsh Carson will each be entitled, however, to designate at least one director so long as they own five percent or more of MedCath’s common stock on a fully-diluted basis.

Under the stockholders’ agreement, the following actions also require the separate approval of a majority of the shares held by the affiliates of KKR and a majority of the shares held by the affiliates of Welsh Carson:

•	appointment, dismissal or replacement of MedCath’s chief executive officer,

•	mergers or consolidations with or into another corporation,

•	sales, transfers or disposals of all or substantially all of MedCath’s assets, and

•	acquiring, purchasing or investing in any material assets, or disposing of any material assets, other than in the ordinary course of business.

These separate approval rights terminate for each of these groups of stockholders when the group’s ownership of MedCath’s common stock is less than 20% on a fully-diluted basis. These rights terminated during fiscal 2008.

The stockholders’ agreement also contains certain restrictions on competition and the transfer of each group’s respective shares. Among these restrictions is a requirement that each of the parties to the stockholders’ agreement give the Company prior written notice of a proposed sale or other transfer of their shares, except for transfers to affiliates, distributions by a partnership to its partners, transfers to spouses or lineal descendants or transfers in connection with a public offering. Upon receipt of notice of proposed sale, MedCath is obligated to notify the other parties to the stockholders’ agreement, each of whom has the right to sell a pro rata portion of its shares to the potential purchaser. These rights apply so long as the stockholders’ agreement is in effect.

MedCath also has a registration rights agreement with affiliates of KKR and Welsh Carson that gives each of them the right to require MedCath on multiple occasions to register their shares of common stock under the Securities Act of 1933, subject to certain exceptions stated in the registration rights agreement.

OTHER MATTERS

Stockholder Proposals

Proposals of stockholders intended to be presented at the Company’s 2010 annual meeting and included in the Company’s proxy materials relating to the meeting must be received by the Company at its principal executive offices addressed to the Secretary of the Company no later than the close of business on October 1, 2009. Proposals of stockholders intended to be presented at the 2010 annual meeting that the Company may not be required to include in its proxy materials relating to the meeting, must be received no earlier than December 19, 2009 and no later than January 18, 2010.

Expenses and Solicitation

The Company will bear the entire cost of this proxy solicitation, including the preparation, printing, and mailing of the proxy statement, the proxy and any additional soliciting materials sent by the Company to stockholders. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred by them in forwarding proxy soliciting materials to such beneficial owners. In addition to solicitations by mail, certain of the Company’s directors, officers, and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile, and personal interviews. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone, or facsimile following the original solicitation.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, certain officers, and holders of more than 10% of the Company’s common stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of common stock of the Company. Based on its review of the copies of such filings received by it with respect to the fiscal year ended September 30, 2008, the Company noted that all reports of ownership were filed on a timely basis with the exception of a Form 4 filed on April 10, 2008 by Mr. Casas related to an option award.

Delivery of Proxy Statements and Annual Reports

As permitted by the Securities Exchange Act of 1934, as amended, only one copy of this Proxy Statement and the annual report is being delivered to stockholders residing at the same address, unless such stockholders have notified the Company of their desire to receive multiple copies of the Proxy Statement or annual report.

The Company will promptly deliver, upon oral or written request, a separate copy of this Proxy Statement or annual report to any stockholder residing at a shared address to which only one copy was mailed. Requests for additional copies of this year’s Proxy Statement or annual report, requests to receive multiple copies of future proxy statements or annual reports and requests to receive only one copy of future proxy statements or annual reports should be directed to Blair W. Todt, Vice President, General Counsel and Secretary, at the Company’s principal executive offices.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on March 4, 2009:

The Company’s Proxy Statement on Schedule 14A, form of proxy card, and 2008 Annual Report on Form 10-K are available at:
http://phx.corporate-ir.net/phoenix.zhtml?c=129804&p=irol-sec&control_selectgroup=Proxy%20Filings and http://phx.corporate-ir.net/phoenix.zhtml?c=129804&p=irol-reports, respectively.

Appendix A

MedCath Corporation

Amended and Restated
Audit Committee Charter

A.	Purpose and Scope

The primary function of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) is to oversee the accounting and financial reporting processes of the Company and independent audits of its financial statements. In addition, the Committee is designated as the committee of the Board having authority to oversee the corporate governance matters of the Company.

B.	Composition

The Committee shall be comprised of a minimum of three directors as appointed by the Board of Directors, who shall meet the independence and audit committee composition requirements under rules or regulations of the U.S. Securities and Exchange Commission (the “SEC”) and The NASDAQ Global Select Market (“NASDAQ”), as in effect from time to time.

All members of the Committee shall be able to read and understand fundamental financial statements, including a balance sheet, cash flow statement, and income statement. At least one member of the Committee shall have employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

The Board may appoint one member who does not meet the independence requirements set forth above and who is not a current employee of the Company or an immediate family member of such employee if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required in the best interests of the Company and its stockholders. The Board shall disclose in the next proxy statement after such determination the nature of the relationship and the reasons for the determination.

The members of the Committee shall be appointed by the Board and shall serve until their successors shall be duly appointed and qualified or until their earlier resignation or removal. Unless a chair is elected by the full Board, the members of the Committee may designate a chair by majority vote of the full Committee membership.

C.	Responsibilities and Duties

To fulfill its responsibilities and duties, the Committee shall:

Document Review

1. Review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually (and update this Charter if and when appropriate).

2. Review with representatives of management and representatives of the independent accounting firm the Company’s audited annual financial statements prior to their filing as part of the Annual Report on Form 10-K. After such review and discussion, the Committee shall recommend to the Board of Directors whether such audited financial statements should be published in the Company’s Annual Report on Form 10-K. The Committee shall also review the Company’s quarterly financial statements prior to their inclusion in the Company’s quarterly SEC filings on Form 10-Q.

3. Take steps designed to ensure that the independent accounting firm reviews the Company’s interim financial statements prior to their inclusion in the Company’s quarterly reports on Form 10-Q.

Independent Accounting Firm

4. Be directly responsible for the appointment, compensation, and oversight of the work of the independent accounting firm employed by the Company for the purpose of preparing or issuing an audit report or related work, including resolution of any disagreements between Company’s management and such accounting firm regarding financial reporting. The independent accounting firm so employed shall report directly to the Committee. The Committee shall have the ultimate authority and responsibility to select, evaluate, and, when warranted, replace such independent accounting firm (or recommend such replacement for stockholder approval in any proxy statement). The Committee shall approve all audit engagement fees and terms and all non-audit engagements of the independent accounting firm. The chair of the Committee may approve non-audit engagements that arise between Committee meetings, provided that any such decision is presented to the full Committee for ratification at its next scheduled meeting.

5. On an annual basis, receive from the independent accounting firm a formal written statement identifying all relationships between the independent accounting firm and the Company consistent with Independence Standards Board (“ISB”) Standard No. 1. The Committee shall actively engage in a dialogue with the independent accounting firm as to any disclosed relationship or services that may impact its independence. The Committee shall take, or recommend that the Board of Directors take, appropriate action to oversee the independence of the independent accounting firm.

6. On an annual basis, discuss with representatives of the independent accounting firm the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, Communication with Audit Committees, as it may be modified or supplemented.

7. Meet with the independent accounting firm prior to the audit to review the planning and staffing of the audit.

8. Evaluate the performance of the independent accounting firm and any proposed discharge of the independent accounting firm when circumstances warrant. The independent accounting firm shall be ultimately accountable to the Committee.

Financial Reporting Process

9. In consultation with the independent accounting firm and management, review annually the adequacy of the Company’s internal financial and accounting controls and the Company’s internal audit function.

Compliance

10. To the extent deemed necessary by the Committee, it shall have the authority to engage independent outside counsel and/or independent accounting consultants to review any matter under its responsibility.

11. Establish procedures for (A) the receipt, retention, and treatment of complaints received regarding accounting, internal accounting controls, or auditing matters; and (B) the confidential, anonymous submission by employees of the Company and its subsidiaries of concerns regarding questionable accounting or auditing matters.

12. Conduct a review of all related party transactions, as such term is defined in the qualitative listing requirements for NASDAQ issuers, on an ongoing basis, and approve any such transactions.

Reporting

13. Prepare, in accordance with the rules of the SEC as modified or supplemented from time to time, a written report of the audit committee to be included in the Company’s annual proxy statement for each annual meeting of stockholders.

D.	Oversight of Corporate Governance

To fulfill its corporate governance oversight responsibilities and duties, the Committee shall:

1. Regularly review issues and developments related to corporate governance issues and formulate and make governance recommendations to the Board;

2. Make recommendations to the Board regarding committee structure and delegated responsibilities to be included in the charter of each of its committees;

3. Evaluate and recommend any revisions to board and committee meeting policies and logistics;

4. Consider and recommend changes in the size of the Board; and

5. On a periodic basis, solicit input from the Board and conduct a review of the effectiveness of the operation of the Board and its committees, including reviewing governance and operating practices.

Appendix B

MEDCATH CORPORATION
AMENDED AND RESTATED
OUTSIDE DIRECTORS’ STOCK OPTION AND AWARD PLAN

ARTICLE I

Introduction

The Company hereby amends and restates the MedCath Corporation Outside Directors’ Stock Option Plan. The purpose of this amendment and restatement is to add Restricted Stock and Restricted Stock Units as permissible forms of Awards to Outside Directors. Any currently outstanding awards under the MedCath Corporation Outside Directors’ Stock Option Plan shall remain outstanding in accordance with the terms thereof and shall not be affected by this amendment and restatement.

ARTICLE II

Definitions

For purposes of the Plan, the following terms shall have the following meanings:

(a) “Award” means an award to an Outside Director pursuant to Article III.

(b) “Award Agreement” means an agreement described in Article V between the Company and an Outside Director, setting forth the terms, conditions and limitations applicable to an Award to the Outside Director.

(c) “Beneficiary,” with respect to an Outside Director, means (i) one or more persons as the Outside Director may designate as primary or contingent beneficiary in a writing delivered to the Company or the Committee or (ii) if there is no such valid designation in effect at the Outside Director’s death, the Outside Director’s estate.

(d) “Board” means the Board of Directors of the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute, and applicable regulations.

(f) “Committee” means the Compensation Committee of the Board.

(g) “Company” means MedCath Corporation, a Delaware corporation.

(h) “Effective Date” means, subject to Article XI, March 4, 2009.

(i) “Fair Market Value” of a share of Stock means, on any given date, the closing price of such share of Stock as reported on the Nasdaq National Market for such date, or if the Stock was not traded on the Nasdaq National Market on such day, then on the next preceding day that the Stock was traded on such exchange, all as reported by such source as the Committee may select.

(j) “Outside Director” means any member of the Board who is not an employee of the Company or any Subsidiary.

(k) “Plan” means the MedCath Corporation Amended and Restated Outside Directors’ Stock Option and Award Plan, as set forth herein and as amended from time to time. Prior to the Effective Date, the Plan was known as the MedCath Corporation Outside Directors’ Stock Option Plan.

(l) “Restricted Stock” means an Award of Stock under Section 4.3 that has certain restrictions attached to the ownership thereof.

(m) “Restricted Stock Unit” means an Award of a unit under Section 4.4 that represents the right to receive one share of Stock.

(n) “Restricted Stock Unit Account” means the individual bookkeeping account maintained by the Company in the name of an Outside Director to record the Outside Director’s Restricted Stock Units and other amounts granted to the Outside Director under Section 4.4.

(o) “Stock” means shares of Common Stock, par value $.01, of the Company which may be authorized but unissued, or issued and reacquired.

(p) “Stock Option” means a right to purchase a share of Stock granted pursuant to Section 4.2.

(q) “Subsidiary” means any corporation, partnership, limited liability company, association, joint venture or other entity, that directly or indirectly through one or more intermediaries is controlled by or is under common control with the Company and any other entity in which the Company has a significant equity interest, as determined by the Committee.

ARTICLE III

Eligibility

Participation in the Plan shall be limited to Outside Directors.

ARTICLE IV

Awards

Section 4.1.  General.  Awards shall include, and be limited to, those described in this Article IV. The Committee shall from time to time determine the type of Award to be made to Outside Directors, the number of shares of Stock subject to such Award and the terms, conditions, and limitations applicable to such Award, not inconsistent with the terms of the Plan.

Section 4.2.  Stock Options.  A Stock Option is a right to purchase a specified number of shares of Stock at a specified exercise price during such time as the Committee shall determine, subject to the provisions of this Section 4.2.

(a) The exercise price per share of any Stock Option shall be no less than the Fair Market Value per share of Stock subject to the Stock Option on the date such Stock Option is granted.

(b) A Stock Option may be exercised, in whole or in part, by giving notice of exercise to the Company or an agent designated by the Company to administer the exercise of Stock Options and complying with such other exercise terms and procedures as the Committee may specify.

(c) The term of each Stock Option shall not exceed ten (10) years.

(d) The exercise price of the Stock subject to the Stock Option may be paid, at the discretion of the Committee, by delivery to the Company or its designated agent of an irrevocable written notice of exercise form together with either (i) irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares as to which the Stock Option is to be exercised and to deliver the sale or margin loan proceeds directly to the Company to pay the exercise price, (ii) payment in full of the Stock Option exercise price in cash or cash equivalent acceptable to the Committee, or (iii) a sufficient number of shares of Stock (delivered by attestation of ownership or actual delivery of one or more share certificates) to pay the exercise price; provided that, any such payment method will not be permitted to the extent to do so would result in additional accounting expense to the Company.

Section 4.3.  Restricted Stock.  Restricted Stock is Stock that is awarded to an Outside Director subject to such terms, conditions, and restrictions as the Committee deems appropriate, which may include, but are not limited to, restrictions upon the sale, assignment, transfer, or other disposition of the Restricted Stock and requirement of forfeiture of the Restricted Stock upon termination of service under certain specified conditions. The Committee may provide for the lapse of any such term or condition or waive any such term or condition based on such factors or criteria as the Committee may determine.

Section 4.4.  Restricted Stock Units.

(a) A Restricted Stock Unit is a unit granted to an Outside Director that represents the Outside Director’s right to receive one share of Stock. Each Restricted Stock Unit granted to an Outside Director shall be credited to a Restricted Stock Unit Account established and maintained in the name of such Outside Director on the books and records of the Company.

(b) Restricted Stock Units granted to an Outside Director under the Plan shall become vested in the Outside Director in accordance with the vesting schedule specified by the Company on the date the Restricted Stock Units are granted.

(c) The Award Agreement for the grant of Restricted Stock Units shall specify whether dividend equivalents with respect to the Restricted Stock Units shall be paid in cash to the Outside Director or deemed reinvested in additional Restricted Stock Units. If the dividend equivalents are payable to an Outside Director in cash, the Company shall pay to the Outside Director in cash, less applicable withholding taxes, within thirty (30) days after the payment date of any cash dividend with respect to the Stock, a dividend equivalent payment equal to the number of Restricted Stock Units granted to the Outside Director as of the record date for such dividend multiplied by the per share amount of the dividend. If the dividend equivalents are deemed reinvested in additional Restricted Stock Units, the Company shall credit to the Outside Director’s Restricted Stock Unit Account, within thirty (30) days after the payment date of any cash dividend with respect to the Stock, that number of additional Restricted Stock Units determined by dividing (i) the product of the total number of Restricted Stock Units credited to the Outside Director’s Restricted Stock Unit Account as of the record date for such dividend multiplied by the per share amount of the dividend by (ii) the Fair Market Value of a share of Stock on such record date. All Restricted Stock Units credited to an Outside Director’s Restricted Stock Unit Account to record the deemed reinvestment of dividend equivalents in accordance with this Section 4.4(c) shall be fully vested when so credited.

(d) The vested Restricted Stock Units credited to an Outside Director’s Restricted Stock Unit Account shall be paid to the Outside Director, or in the event of the Outside Director’s death, to the Outside Director’s Beneficiary, as soon as practicable following the date the Outside Director terminates service as an Outside Director. The form of payment shall be one share of Stock for each vested Restricted Stock Unit credited to the Outside Director’s Restricted Stock Unit Account and cash for any vested fractional unit. At the election of the Outside Director, distribution shall be made in either a single sum payment of shares of Stock (and cash for any fractional units) or in up to five annual installment payments of shares of Stock. Such payment election shall be made by the Outside Director at the time the first Restricted Stock Unit is granted to the Outside Director, shall apply to the Outside Director’s entire Restricted Stock Unit Account and shall be irrevocable.

ARTICLE V

Award Agreements

Section 5.1.  General.  Each Award under this Plan shall be evidenced by an Award Agreement setting forth the number of shares of Stock subject to the Award and such other terms and conditions applicable to the Award as are determined by the Committee.

Section 5.2.  Required Terms.  In any event, Award Agreements shall include, at a minimum, explicitly or by reference, the following terms:

(a) Assignability; Exercise. An Award may not be assigned, pledged, or otherwise transferred except by will or by the laws of descent and distribution. During the lifetime of an Outside Director, an Award (including any Stock Option) may be exercised or surrendered only by such Outside Director.

(b) Termination. A provision describing the treatment of an Award in the event of the retirement, disability, death, or other termination of an Outside Director’s service as an Outside Director, including but not limited to terms relating to the vesting, time for exercise or surrender, forfeiture, or cancellation of an Award in such circumstances.

(c) Rights of Stockholder. A provision that an Outside Director shall have no rights as a stockholder with respect to any Stock subject to an Award until the date the Outside Director becomes the holder of record of such Stock. Except as provided in Article VIII, no adjustment shall be made for dividends or other rights, unless the Award Agreement specifically requires such adjustment, in which case grants of dividend equivalents or similar rights shall not be considered to be a grant of any other stockholder right.

ARTICLE VI

Shares of Stock
Subject to the Plan

Section 6.1.  General.  Subject to the adjustment provisions of Article VIII hereof, beginning on the Effective Date, there is hereby reserved for issuance under the Plan 550,000 shares of Common Stock. Any shares as to which Awards granted under this Plan have lapsed, expired, terminated or been canceled shall also be reserved and available for issuance or reissuance under this Plan.

Section 6.2.  Shares to be Used.  The shares of Stock which may be issued pursuant to an Award under the Plan may be authorized but unissued Stock, treasury Stock or Stock that may be acquired, subsequently or in anticipation of the transaction, in the open market to satisfy the requirements of the Plan.

ARTICLE VII

Administration

The Plan shall be administered by the Committee. The Committee shall have all of the powers necessary to enable it to properly carry out its duties under the Plan. Not in limitation of the foregoing, the Committee shall have the power to construe and interpret the Plan and to determine all questions that shall arise thereunder. The Committee shall have such other and further specified duties, powers, authority and discretion as are elsewhere in the Plan either expressly or by necessary implication conferred upon it. The Committee may appoint such agents, who need not be members of the Committee, as it may deem necessary for the effective performance of its duties, and may delegate to such agents such powers and duties as the Committee may deem expedient or appropriate that are not inconsistent with the intent of the Plan to the fullest extent permitted under Delaware General Corporation Law (“DGCL”) Section 157 and related applicable DGCL Sections. The decision of the Committee or any agent of the Committee upon all matters within the scope of its authority shall be final and conclusive on all persons.

ARTICLE VIII

Adjustments Upon Changes
In Capitalization

In the event of a reorganization, recapitalization, Stock split, Stock dividend, exchange of Stock, combination of Stock, merger, consolidation or any other change in corporate structure of the Company affecting the Stock, or in the event of a sale by the Company of all or a significant part of its assets, or any distribution to its stockholders other than a normal cash dividend, the Committee shall make appropriate adjustment in the number, kind, price and value of shares of Stock authorized by this Plan and any adjustments to outstanding Awards as it determines appropriate so as to prevent dilution or enlargement of rights.

ARTICLE IX

Amendment and Termination

Section 9.1.  Amendment of Plan.  The Board has the right, at any time and from time to time, to amend in whole or in part any of the terms and provisions of the Plan and any or all Award Agreements under the Plan to the extent permitted by law for whatever reason(s) the Company may deem appropriate; provided, however, that any amendment is subject to stockholder approval if the amendment (i) materially increases the aggregate number of shares of Stock that may be issued under the Plan (other than an adjustment pursuant to Article VIII), (ii) materially expands the class of individuals eligible to participate in the Plan and receive Awards hereunder, (iii) materially extends the term of the Plan, (iv) permits a repricing (or decrease in exercise price) of outstanding Stock Options, (v) reduces the price at which shares or options to purchase shares may be offered, or (vi) otherwise is considered a “material amendment” pursuant to Rule 4350(i)(1)(A) of the Nasdaq Stock Market Manual and Interpretive Material, IM-4350-5 as published by Nasdaq. No amendment shall, without an Outside Director’s consent, adversely affect any rights of such Outside Director under any Award outstanding at the time such amendment is made. Neither the Board nor the Committee shall have any authority to waive or modify any other terms of an Award after the Award has been granted to the extent the waived or modified term would be mandatory under the Plan for any Award newly granted at the date of the waiver or modification. Notwithstanding the preceding, the Board may amend or modify the Plan or any outstanding Award to the extent necessary to cause the Plan or such Award to comply with the requirements of Section 409A of the Code and any rules or regulations issued thereunder by the United States Department of the Treasury.

Section 9.2.  Termination of Plan.  The Company expressly reserves the right, at any time, to suspend or terminate the Plan and any or all Award Agreements under the Plan to the extent permitted by law for whatever reason(s) the Company may deem appropriate, including, without limitation, suspension or termination as to any Outside Director.

Section 9.3.  Procedure for Amendment or Termination.  Any amendment to the Plan or termination of the Plan shall be made by the Company by resolution of the Board and shall not require the approval or consent of any Subsidiary, Outside Director, or Beneficiary in order to be effective to the extent permitted by law. Any amendment to the Plan or termination of the Plan may be retroactive to the extent not prohibited by applicable law.

ARTICLE X

Miscellaneous

Section 10.1.  Compliance with Law.  No Stock distributable pursuant to this Plan shall be issued and delivered unless the issuance and delivery complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended from time to time, or any successor statute, the Securities Exchange Act of 1934, as amended from time to time or any successor statute, and the requirements of the market systems or exchanges on which the Company’s Stock may, at the time, be traded or listed.

Section 10.2.  Unfunded Status.  The Plan shall be unfunded. Neither the Company, any Subsidiary, nor the Board shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan. Neither the Company, any Subsidiary, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan.

Section 10.3.  Limits on Liability.  Any liability of the Company or any Subsidiary to any Outside Director with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement. Neither the Company nor any Subsidiary nor any member of the Board or the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken in good faith under the Plan. To the extent permitted by applicable law, the Company shall indemnify and hold harmless each member of the Board and the Committee from and against any and all liability, claims, demands, costs, and expenses (including the costs and expenses of attorneys incurred in connection with the investigation or defense of claims) in any manner connected with or arising out of any actions or inactions in connection with the administration of the Plan except for such actions or inactions which are not in good faith or which constitute willful misconduct.

ARTICLE XI

Effective Date; Duration of the Plan

The Plan shall be effective as of the Effective Date, subject to approval and ratification of the Plan by the stockholders of the Company to the extent necessary to satisfy the requirements of the Code, the NASDAQ Market or other applicable federal or state law. The Plan shall terminate and no Awards may be granted under the Plan after March 3, 2019. Awards granted on or before March 3, 2019 shall remain valid in accordance with their terms.

ANNUAL MEETING OF STOCKHOLDERS OF
MEDCATH CORPORATION
March 4, 2009
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

20330300000000001000 2	030409

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To elect three individuals to the board of directors to serve for a three-year term as a Class II director.

NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡	John T. Casey Woodrin Grossman
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	O. Edwin French
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2009.	☐	☐	☐

3.	To approve an amendment to the MedCath Corporation Outside Directors’ Stock Option Plan to make permissible the granting of restricted stock and restricted stock units under the plan.	☐	☐	☐

4.	To transact such other business as may properly come before the meeting and any adjournment thereof.	☐	☐	☐
This appointment of proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR the election of each nominee in Proposal 1 and FOR approval of Proposals 2 and 3 and in the discretion of the proxies on any other business as may properly come before the meeting.
PLEASE COMPLETE, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on March 4, 2009:
The Company’s Proxy Statement on Schedule 14A, form of proxy card and 2008 Annual Report on Form 10-K are available at: http://phx.corporate-ir.net/phoenix.zhtml?c=129804&p=irol-sec&control_ selectgroup=Proxy%20Filings and http://phx.corporate-ir.net/phoenix.zhtml?c=129804&p=irol-reports, respectively.
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐
(for directions to the annual meeting, shareholders may contact Blair W. Todt, MedCath’s Secretary at (704) 708-6600)

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

☐
MEDCATH CORPORATION
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 4, 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints O. Edwin French, James A. Parker and Blair W. Todt as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Medcath Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Company’s headquarters located at 10720 Sikes Place, Charlotte, North Carolina 28277, on March 4, 2009, or any adjournment or postponement thereof.
(Continued and to be signed on the reverse side)

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